Exhibit 10.46

LEASE AGREEMENT

[Phase 2-Buildings A-F]

      This Lease Agreement [Phase 2-Buildings A-F] (the “Lease”) is effective July 31, 2003, and is entered into by and between CHARLESTON PROPERTIES, a California General Partnership (hereinafter called “Landlord”), and INTUIT, INC, a Delaware Corporation (hereinafter called “Tenant”).

RECITALS

      A.     Landlord and Tenant are parties to one or more prior leases for the Premises, as hereinafter defined, (“Prior Leases”).

      B.     Pursuant to that certain Lease Expiration Advancement Agreement being entered into concurrently herewith (the “Advancement Agreement”), the Prior Leases are being terminated effective as of July 31, 2003, and this Lease shall govern the rights and obligations between Landlord and Tenant with respect to the Premises thereafter.

      C.     Concurrent with the execution of this Lease, Landlord and Tenant are entering into that certain Lease Agreement [Phase 1-Buildings 1-5] (the “Phase 1 Lease”) pursuant to which Landlord is leasing certain premises defined in the Phase 1 Lease to Tenant (the “Phase 1 Premises”). The Premises and the Phase 1 Premises are sometimes collectively referred to in this Lease as the “Total Premises”.

1.	LEASE OF PREMISES; USE:

      A.     Lease of Premises: Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises comprising approximately 205,613 rentable square feet (the “Premises”) hatch marked on EXHIBIT “A”, attached hereto and incorporated herein by this reference and more particularly described as follows:

      (1) approximately 41,366 rentable square feet located at 2650 Coast Avenue, Mountain View, California, known by Landlord as Building B (and known by Tenant as Building 8) and hereinafter referred to as “Building B — 2650 Coast”. The rentable square footage shall be deemed to equal 41,366 rentable square feet regardless of the actual square footage;

      (2) approximately 58,111 rentable square feet located at 2700 Coast Avenue, Mountain View, California, known by Landlord as Building C (and known by Tenant as Building 7) and hereinafter referred to as “Building C — 2700 Coast”. The rentable square footage shall be deemed to equal 58,111 rentable square feet regardless of the actual square footage;

      (3) approximately 43,231 rentable square feet located at 2750 Coast Avenue, Mountain View, California, known by Landlord as Building D (and known by Tenant as Building 6) and hereinafter referred to as “Building D — 2750 Coast”. The rentable square footage shall be deemed to equal 43,231 rentable square feet regardless of the actual square footage; and

      (4) approximately 62,905 rentable square feet located at 2675 Coast Avenue, Mountain View, California, known by Landlord as Building E (and known by Tenant as Building 11) and hereinafter referred to as “Building E — 2675 Coast”. The rentable square footage shall be deemed to equal 62,905 rentable square feet regardless of the actual square footage.

      As used herein the Complex shall mean and include all of the land hatch marked on Exhibit “B”, attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land. The parties acknowledge that the rentable square footage of the Complex is approximately 614,976 square feet and that such rentable square footage shall be deemed to equal 614,976 square regardless of the actual square footage. As used herein, the terms Building or Buildings shall mean the buildings either wholly constituting a portion of the Premises or the buildings in which any portion of the Premises are a part unless otherwise referenced.

      Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

      B.     Use:     Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, sales, research and development, and related uses necessary for Tenant to conduct its business, provided such uses are permitted and conform to city zoning laws and all other governmental laws, regulations, rules and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex, nor bring or keep or permit to be brought or kept in or about the Premises or the Complex, anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. Tenant shall not conduct any sale by auction on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of any of the Buildings, or overload existing electrical or other mechanical systems. Tenant shall not dump any waste materials or refuse upon any part of the Premises or outside of the Buildings, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. Tenant shall not store any materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature upon the Premises or on any portion of common area of the Complex. Tenant shall not utilize any loudspeaker or other device, system or apparatus, which can be heard outside the Premises, without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall comply with any existing covenant, condition, or restriction (“CC&R’s”) affecting the Premises. A copy of all existing CC&Rs are attached hereto as Exhibit “C”. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2.	TERM

      A.     Term: The term of this Lease shall be for a period of twelve (12) years five (5) months and shall commence on August 1, 2003, and end on December 31, 2015.

      B.     Commencement Date: Tenant currently occupies the Premises, therefore, Possession shall be deemed tendered on August 1, 2003, the date on which this Lease shall commence (hereinafter “Commencement Date”).

      C.     Options To Extend: Provided (i) Tenant is not in default after any applicable notice and cure period under any of the terms, covenants or conditions of this Lease or of the Phase 1 Lease and (ii) Tenant and/or its Permitted Assignees are occupying or conducting business from at least 200,000 rentable square feet of the Total Premises, and subject to the terms and conditions set forth hereafter, Tenant is hereby granted the option to extend the term of this Lease for the Premises (as constituted as of the commencement date of any Option Period) leased hereunder for two consecutive five year periods (individually “Option Period”) which must be exercised separately. Tenant shall notify Landlord in writing of Tenant’s exercise of its option to extend the Lease no less than 360 days prior to the then existing Lease expiration date. This Lease shall be extended for a period of five years commencing upon the day after the then expiring Lease term and shall expire five years later. The monthly Base Rent during the extended term shall be as set forth in Paragraph 2C1 below. This option to extend can be exercised by Tenant for its use of the Premises (including any permitted subtenants and affiliates) and may be transferred or assigned to any subtenant, assignee or other party.

          1.     Fair Market Rental Rate For Option Periods: Base Rent for the first year of any Option Period shall be 95% of the fair market rate. The fair market rate for the option periods shall be defined as the prevailing market rate with interim adjustments (if any) then charged for comparable space of comparable quality in the immediate Mountain View/Shoreline market area. Landlord shall notify Tenant of such rate as reasonably determined by Landlord at least two hundred and ten (210) days prior to the beginning of any Option Period, and thereafter, such Base Rate shall be increased by normal and customary rent increases (if any) as determined by Landlord. Landlord and Tenant shall attempt to agree in writing on such fair market rate and any normal and customary increases. If Landlord and Tenant do not agree on the fair market rate for the Premises and/or any normal and customary increases by that date which is one hundred eighty (180) days prior to the beginning of the option term, then Landlord and Tenant shall each select, not later than one hundred fifty (150) days prior to the commencement of the extension term, a licensed MAI appraiser (the “Appraisers”) with a minimum five (5) years experience, and knowledge of the Mountain View area market to determine the fair market rate for the Premises. If the Appraisers are unable to agree as to the fair market rate and normal and customary increases by that date which is one hundred twenty (120) days

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

prior to the commencement of the extension term, then the Appraisers shall, within ten (10) days thereafter, mutually select a third licensed MAI appraiser (the “Arbitrator”) who has the same minimum qualifications as the Appraisers and who has not previously represented either party. If the Appraisers cannot agree on the Arbitrator, either party may apply to the Santa Clara County Superior Court, ex parte with at least three business days notice to the other party, for the appointment of the Arbitrator and the court is authorized to appoint an Arbitrator on an ex parte basis. Each Appraiser shall submit to the Arbitrator his or her determination of the fair market rate for the Premises and normal and customary increases, and the support therefore, and the Arbitrator shall decide which Appraiser has most accurately determined the fair market rate and the normal and customary increases, which shall constitute the fair market rate and the normal and customary increases for purposes of this subparagraph, and which decision shall be final and binding on both Landlord and Tenant. Landlord and Tenant shall each pay their own Appraiser’s fees and costs and shall each pay one-half ( 1/2) of the Arbitrator’s fees and costs.

      2.     Validity of Options: The options to extend granted to Tenant shall not be deemed to be properly exercised if at the time of exercise, any of the following events exist: (a) Tenant is in default of this Lease or the Phase 1 Lease beyond any applicable notice and cure period; and/or (b) Tenant has assigned its rights and obligations under this Lease or the Phase 1 Lease other than pursuant to a Permitted Assignment as defined under Paragraph 19(D), below; and/or (c) Tenant and/or its Permitted Assignees are no longer occupying or conducting business from at least 200,000 rentable square feet of the Total Premises. Tenant’s Options to Extend are personal to the original Tenant executing this Lease and Permitted Assignees, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant and/or Permitted Assignees.

The options to extend granted to Tenant hereunder shall continue to be valid in the event Tenant exercises its termination option pursuant to Paragraph 44, below, and the options shall apply to the Premises as constituted at the beginning of any Option Period.

3.     POSSESSION:     Tenant is currently in possession of the Premises under and pursuant to the Prior Leases and shall remain in possession of the Premises as of the Commencement Date under and pursuant to this Lease.

4.     RENT

      A.     Base Rent: Tenant agrees to pay to Landlord at such place as Landlord may designate by prior written notice without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Base Rent for the leased Premises, in lawful money of the United States of America, payable on or before the first day of each month of the Lease Term, the following monthly amounts for the time periods as indicated below:

August 1, 2003 – December 31, 2003	$0.00 [subject to Par. 4B below]
January 1, 2004 – July 31, 2004	$246,735.60
August 1, 2004 – July 31, 2005	$254,137.66
August 1, 2005 – July 31, 2006	$261,761.78
August 1, 2006 – July 31, 2007	$269,614.63
August 1, 2007 – July 31, 2008	$277,703.06
August 1, 2008 – July 31, 2009	$286,034.15
August 1, 2009 – July 31, 2010	$294,615.17
August 1, 2010 – July 31, 2011	$303,453.62
August 1, 2011 – July 31, 2012	$312,557.22
August 1, 2012 – July 31, 2013	$321,933.93
August 1, 2013 – July 31, 2014	$331,591.94
August 1, 2014 – July 31, 2015	$341,539.69
August 1, 2015 – December 31, 2015	$351,758.88

      B.     Base Rent Abatement: For the period of August 1, 2003 through December 31, 2003 (the “Base Rent Abatement Period”), the monthly Base Rate of $246,735.60 shall be abated and no Base Rent will be due (the “Basic Rent Abatement”) during the Base Rent Abatement Period; however, Tenant will be responsible for all Additional Rent expenses as outlined in Paragraph 4E from the Commencement Date of the Lease.

      It is acknowledged by the parties that the Base Rent Abatement, set forth above, is in lieu of Landlord providing any tenant improvement allowance to Tenant for the installation of tenant improvements in Building D — 2750 Coast.

      C.     Time for Payment: In the event that the term of this Lease commences on a date other than

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

      D.     Late Charge: Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of Base Rent or Additional Rent as set forth in this Paragraph 4, or any other amount due under this lease, or any part thereof, when due, Tenant agrees to pay Landlord, as additional rent, in addition to the delinquent amount due, a late charge for each payment delinquent more than five (5) days. Said late charge shall equal five (5%) percent of the amount in default. Notwithstanding the foregoing, Landlord hereby waives any late charge applicable to the first two instances in any calendar year during the Term of this Lease in which Tenant fails to pay rent on a timely basis as long as Tenant pays such rent within 5 business days after written notice to Tenant that the rent is past due. Such late charge is in addition to any other damages incurred by Landlord and is not a waiver of any such other damages.

      E.     Additional Rent:

1. Additional Rent Obligations. Beginning with the Commencement Date of the term of this Lease, Tenant shall pay to Landlord in addition to the Base Rent and as Additional Rent the following:

(a) Tenant’s Proportionate Share (as defined below) of all Taxes relating to the Complex as set forth in Paragraph 12, and

(b) Tenant’s Proportionate Share of all insurance premiums relating to the Complex, as set forth in Paragraph 15 and as limited by Paragraph 4E6 below, and

(c) Tenant’s Proportionate Share of expenses for the operation, management, maintenance and repair of the Buildings (including common areas of the Buildings) and Common Areas of the Complex as set forth in Paragraphs 7 and 11, and

(d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including, without limitation, attorney’s fees and expenses, that may be incurred in the event of Tenant’s failure to pay such amounts. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

2. Estimates. Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of an amount estimated by Landlord to be Landlord’s approximately average monthly expenditure for such Additional Rent items. On or before March 31 of each year, Landlord shall provide Tenant with a reconciliation between the actual expenditures for Additional Rent items, Tenant’s Proportionate Share of such items, and the estimated amounts collected from Tenant, which reconciliation, once delivered to Tenant, shall be binding upon Landlord. Tenant shall pay to Landlord, within thirty (30) days after receipt of the reconciliation, its Proportionate Share of the actual expenses expended by Landlord in excess of said estimated amounts, or Landlord shall refund to Tenant any amount of estimated payments made by Tenant in excess of Tenant’s Proportionate Share of Landlord’s actual expenditures for said Additional Rent items. Landlord shall provide Tenant reasonably adequate supportive documentation to the reconciliation. In the event Landlord fails to provide a reconciliation on or before the March 31 following the applicable calendar year, Tenant shall deliver a written notice to Landlord requesting such reconciliation and Landlord shall have thirty (30) days from the date such notice is received to provide Tenant with a reconciliation. If the Landlord thereafter fails to provide Tenant with a reconciliation during the thirty (30) day cure period, Landlord shall not be entitled to collect any shortfall between actual expenditures and the estimated amounts collected from Tenant; provided, however, that the foregoing shall not excuse Landlord from providing the required reconciliation within the cure period set forth above. In the event Landlord fails to provide Tenant with a reconciliation by March 31 of any year and Tenant fails to deliver the notice hereinabove set forth, Landlord shall not be restricted in collecting any shortfall between actual expenditures and the estimated amounts collected from Tenant. In addition to the foregoing, Landlord and Tenant shall work together, in good faith, to enable Landlord to provide Tenant with a, a written budget supporting Landlord’s estimates of Additional Rent items to be collected from Tenant for the ensuing calendar year on or before January 15 of each year. In

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

the event any budgets change during such year, Landlord shall provide Tenant with no less than thirty (30) days’ prior written notice of the change and such notice may provide that estimates attributable to periods prior to the notice to be paid within thirty (30) days.

      3.     Survival/Review. The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365. Tenant shall have the right to review Landlord’s books regarding the calculation of Additional Rent for the three preceding one year periods, and any such review shall take place at Landlord’s, or Landlord’s property manager’s offices (at Landlord’s election), during normal business hours reasonable advance written notice from Tenant.

      4.     Calculation of Proportionate Share of Complex. For purposes of this Lease, and except as set forth below, the term “Proportionate Share” means the total rentable square footage of the Premises divided by the total rentable square footage of the Complex. The total rentable square footage of the Complex shall be deemed to equal 614,976 rentable square feet regardless of the actual square footage. Consequently, as of the Commencement Date of this Lease, Tenant’s Proportionate Share of the Complex equals thirty-three and 43/100 percent (33.43%). Tenant’s Proportionate Share shall be adjusted to account for any changes in the rentable square footage of the Premises and/or any changes in the rentable square footage of the Complex that occur following the execution of this Lease. Furthermore, as to expenses that relate to part but not all of the Complex, Landlord may, but shall not be required to, reasonably, equitably and consistently though out the Complex allocate such expenses to that portion of the Complex to which such expenses apply and, in that event, Tenant’s Proportionate Share as to such expenses shall be as reasonably and equitably determined by Landlord (and such figure shall be deemed Tenant’s “Proportionate Share” as set forth herein with respect to such expenses).

      5.     Property Management Fee Limitation. Landlord agrees that Tenant’s obligation to reimburse Landlord for property management fees shall be limited to two percent (2%) of the Base Rent; provided, however, during the Rent Abatement Period, Intuit shall pay a property management fee equal to two percent (2%) of the Base Rent that is being abated as though such Base Rent was not being abated.

      6.     Earthquake Insurance Expense Limitation. Landlord agrees that Tenant’s Pro Rata Share of earthquake insurance premiums shall be limited to the lesser of the following: (a) Tenant’s Pro Rata Share based on fifty percent (50%) of the premiums for such insurance or (b) $0.04 per square foot of the Premises per month which $0.04 figure shall be increased by three percent (3%) on each anniversary of the Commencement Date of this Lease. Further, Tenant shall not obligated to reimburse Landlord for any earthquake insurance deductibles. Any exclusions hereunder shall also be excluded from reimbursement under any other Paragraph of this Lease including, without limitation, reimbursements under Paragraph 4(E)(1)(b), above.

      7.     Payments. Any payments required to be made by Tenant for Additional Rent are required to be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Base Rent pursuant to Paragraph 4 A and shall be due at the time Base Rent is due hereunder. With Landlord’s permission, Tenant may pay by wire transfer to such account as Landlord may designate or by a single check Additional Rent along with Base Rent and any rent due and payable under the Phase 1 Lease.

      8.     Taxes Billings. Taxes shall be billed separately and prorated for periods of occupancy and shall be due on the later of December 1st and April 1st of each calendar year, or thirty (30) days following receipt of the tax bill by tenant.

      9.     Review of Records. Tenant shall have the right, during normal business hours and at Tenant’s own expense, to audit Landlord’s records concerning Additional Rent items. In the event a discrepancy of greater than 3% of Tenant’s correct share of costs is discovered and, as a result of the error, Tenant overpaid Additional Rent, Landlord shall pay the cost of Tenant’s out of pocket audit costs to third parties and shall immediately refund to Tenant the amount of the discrepancy. In the event a discrepancy of greater than 3% of Tenant’s correct share of costs is discovered and, as a result of the error, Tenant underpaid Additional Rent, Tenant must disclose the same to Landlord, and Tenant shall pay to Landlord the additional monies due less Tenant’s out of pocket audit costs to third parties.

      10.     Prior Amortization. Under the Prior Leases Tenant had been reimbursing Landlord for some expenses incurred by Landlord during the term of the Prior lease on an amortized basis, and not all of

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

such expenses have been reimbursed by Tenant. Tenant agrees that the remaining portion of such expenses that have not yet been reimbursed by Tenant shall continue to be paid by Tenant, as Additional Rent hereunder, pursuant to the same reimbursement plan as under the Prior Leases as though the Prior Leases were not terminated.

      F.     Place of Payment of Rent and Additional Rent: All Base Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord and shall be delivered to the Landlord’s property manager, Willis and Company, at 1793 Lafayette Street, Suite 220, Santa Clara, 95050, or to such other person or to such other place as Landlord may from time to time designate in writing; provided, however, that Landlord must provide Tenant with at least thirty (30) days prior notice of any change to the person or place that Base Rent and/or Additional Rent is to be paid hereunder. All payments must actually be received by their due date.

      G.     Security Deposit: A security deposit shall not be required under this Lease.

5.     RULES AND REGULATIONS AND COMMON AREA: Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities as may be provided and designated by Landlord from time to time for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make reasonable changes in the shape, size, location, amount and extent of Common Area including elimination of portions of the common area. All such changes shall not unreasonably affect Tenant’s access or use of the Premises and shall not diminish Tenant’s parking rights. Landlord further reserves the right to promulgate such reasonable and nondiscriminatory rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Landlord may reasonably amend such Rules and Regulations from time to time, with at least thirty (30) days advance notice to Tenant, in a non-discriminatory manner, and all amendments shall be effective no sooner than thirty (30) days after delivery of a copy to Tenant. Landlord shall enforce said Rules and Regulations against Tenant in a nondiscriminatory manner, and shall enforce said Rules and Regulations against all other tenants and occupants in the Complex whose violation of said Rules and Regulations materially and detrimentally impacts Tenant’s business. Notwithstanding the foregoing, if there is a conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.

      Landlord shall operate, manage and maintain the Common Area in a first class standard of maintenance and repairs and shall keep the Common Areas in good and sanitary condition.

6.     PARKING: Tenant shall have the right to use with other tenants or occupants of the Complex its Proportionate Share of the non exclusive non reserved parking spaces in the common parking areas of the Complex. Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces outside of the Complex parking allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces or any other tenant’s parking spaces within the common parking areas of the Complex, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces; provided, however, that in no event shall any such change materially diminish the number of parking spaces available to Tenant. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Fifty Dollars ($50.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

storage.

7.     EXPENSES OF OWNERSHIP, OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED

      A.     Landlord’s Maintenance Obligations; Tenant’s Share: Landlord, at Landlord’s expense (but subject to any reimbursement obligations set forth in this Lease), shall maintain, in a first class standard of maintenance and repair, (i) all Common Areas in the Complex, (ii) the structural portion of the Premises, (iii) all exterior portions of the Premises (including, without limitation, the foundations, exterior walls, exterior roof, and the roof membrane) excluding, however, exterior doors, loading dock doors, door encasements, exterior windows, window frames, plate glass, glazing, loading docks, and HVAC systems, (iv) landscaped areas, (v) lakes, (vi) parking lots, (vii) sidewalks, (viii) driveways, (ix) exterior fixtures and exterior electrical (excluding Tenant’s signage and items installed by Tenant), (x) mechanical and plumbing systems outside of Tenant’s Premises.

      Unless otherwise set forth in this Lease, expenses for the repair or replacement of the structural portions of the Premises (structural walls, structure of the roof, and Building foundations) shall not be charged to Tenant as Additional Rent items unless this Lease expressly provides to the contrary, or unless the need for such repair or replacement was caused by the negligence, intentional misconduct or breach of this Lease by Tenant or any of Tenant’s invitees, guests, or agents.

      Except as set forth in Paragraph 7D below, or except as otherwise specifically excluded pursuant to the terms of this Lease, as Additional Rent and in accordance with Paragraph 4E of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all expenses of the ownership, operation, management, maintenance and repair of the Complex, including, but not limited to, license, permit and inspection fees; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all exterior fixtures and exterior electrical, mechanical and plumbing systems; exterior surfaces of the buildings; salaries and employee benefits of personnel employed by Landlord who provide services for the Complex which is directly attributable to services provided to the Complex, and payroll taxes applicable thereto and supplies, materials, equipment and tools.

      1.     Structural Alterations to Comply With Laws. If, on the date this Lease is fully executed, structural alterations (structural walls, structure of the roof, and Building foundations) are required to comply with applicable laws, or in the event such applicable laws are changed which changes require such structural alterations, the cost of such alterations shall be borne by Landlord and Tenant shall not be required to reimburse Landlord for any share of such costs, unless such alterations are caused by any of the following in which case Tenant shall bear the sole responsibility and costs for performing such alterations:

           (a) Tenant’s unique use of the Premises, as opposed to general office use,

           (b) damage to the Premises (other than normal wear and tear) caused by Tenant, or any employee, contractor, agent, invitee, guest, or supplier of Tenant, or

           (c) alterations or improvements constructed by or on behalf of Tenant that require such alterations to be made, as opposed to alterations that trigger an unrelated code compliance upgrade (for example: if construction by Tenant of additional offices require extra structural support for such offices, the cost of such extra support shall be borne entirely by Tenant, however, if construction of additional offices triggers the requirement to install seismic retrofitting to comply with a previous years code change, which code change is not related to the additional offices, but which is the result of any new construction, then Landlord shall bear the cost of such code upgrade alterations).

      It is acknowledged that Landlord shall only be required to make such alterations that are actually required to prevent the Premises from being in violation of such codes at such time, as opposed to making alterations to bring the Premises up to current building codes even though existing improvements do not require current alterations because such improvements are “grandfathered”.

      2.     Capital Expenditures. Tenant’s Proportionate Share of the total cost of any individual capital expenditure (as defined under generally accepted accounting principals (“GAAP”)) which exceeds $20,000 which are not otherwise excluded from Tenant’s reimbursement requirements shall be amortized monthly on a straight line basis over the actual useful life of the capital expenditure (in Landlord’s reasonable and good faith estimate) (“Capital Expenditure Amount”). Landlord shall be entitled to immediately expense any individual capital expenditure the total cost of which is less than $20,000, and such capital expenditure shall not be deemed a Capital Expenditure Amount under this paragraph. The monthly amortization of any Capital Expenditure Amount

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

shall be over such number of months of actual useful life of the improvement, as reasonably determined by Landlord, and shall include interest in the amount of 5%. The $20,000 amount, referred to above, shall be increased on each anniversary of the Commencement Date of this Lease based upon the change in the Consumer Price Index. Such annual adjustments shall be calculated upon the basis of the percentage change in the Consumer Price Index, All Urban Consumers, San Francisco-Oakland Metropolitan Area, All Items (1982-84 equals 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics, as such Index was revised effective January, 1987 (the “Index”). The Index published for the month closest to the adjustment date shall be compared with the Index published for the month closest to the beginning of the immediately preceding Lease year to determine the percentage increase in such $20,000 (as it may have been adjusted for prior years). If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. Except as otherwise provided in this Lease, all other capital expenditures shall be reimbursed, without amortization, as set forth in Paragraph 4 E of this Lease.

      B.     Buildings and Premises: Notwithstanding anything contained in the Lease to the contrary, Tenant shall, at its sole cost and expense, keep and maintain (i) the interior of the Premises (including appurtenances), (ii) exterior doors, loading dock doors, and door encasements, (iii) exterior windows, window frames, plate glass, and glazing, and every part thereof in a first class standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to: all windows, window frames, plate glass, glazing, truck doors, loading docks, interior plumbing systems (such as interior water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), interior electrical systems (such as interior panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning systems exterior or interior (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), all interior improvements in the Premises including but not limited to wall coverings, window coverings, carpets, floor coverings, partitioning, ceilings, doors (both interior and exterior, including closing mechanisms, latches, locks), skylights, automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever.

      C.     Tenant Waivers: Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

      D.     Exclusion from Additional Rent: “Additional Rent” as used herein shall not include and are excluded, as reimbursable costs from Tenant to Landlord all of the following:

           1.     Any fines, costs, penalties or interest.

           2.     Rental payments pursuant to any ground lease of land underlying all or any of the Complexes.

           3.     Any costs of any services sold or provided to tenants or other occupants for which Landlord or Managing Agent is entitled to be reimbursed by such tenants or other occupants.

           4.     Acquisitions costs for sculptures, paintings, or other objects of art.

           5.     Costs for which Landlord has been compensated by a management fee; for example, accounting costs necessary to operate the Complex and report its financial status to the Landlord.

           6.     Depreciation (except as specifically provided above).

           7.     Interest on and amortization of debts.

           8.     Leasehold improvements including redecorating spaces occupied or to be occupied by other tenants of the Complex.

           9.     Brokerage commissions and advertising expenses for procuring new tenants of the Complex.

           10.     Financing or refinancing costs.

           11.     The cost of any item included as and Additional Rent item to the extent that such cost is reimbursed by an insurance company, a condemnor, a tenant, or any other third party; provided, however, that if a reimbursed item was previously included as an Additional Rent item, and such reimbursement shall reduce the

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

Additional Rent items in the period in which the reimbursement occurs.

           12.     Expenses, costs, liabilities, fines or penalties incurred as a result of or attributable to Landlord’s or its agents’, employees’, contractors’, guests’ or invitees’ negligent acts or omissions, breach of lease or contract or violation of governmental laws, statutes, codes, ordinances, rules, regulations, orders or other governmental requirements.

           13.     Accounting, legal and other fees incurred in connection with preparation, negotiation or enforcement of leases, or any costs associated with preparing any space for occupancy, including any tenant improvement work or allowance for such space to be leased.

           14.     Labor costs, including salaries, fringe benefits and other costs for other than full-time on-site personnel to the extent such costs are attributable to work at a complex other than the Complex.

           15.     Any costs or expenses associated with or in any way related to Hazardous Materials (as defined in Paragraph 42, below) or the monitoring, remediation or removal thereof.

           16.     Any costs or expenses not actually and reasonably incurred by Landlord and believed by Landlord in good faith to be properly included as an Additional Rent item.

           17.     Any costs or expenses which are, by the terms of this Lease, required to be borne solely by Landlord without reimbursement.

8.     ACCEPTANCE AND SURRENDER OF PREMISES: Landlord represents to its knowledge without any investigation, nor the duty to investigate, and with the parties acknowledgement that the Tenant has been occupying the Premises for the past eight (8) years, that as of the Commencement Date of this Lease, Landlord is not aware of any defect in the roofs, structural components, heating, ventilating, and air conditioning systems, electrical and plumbing systems, parking lots and site lighting, of the Premises and/or the Complex upon which the Premises are located. Subject to Landlord’s representations and warranties contained elsewhere in this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their present condition and without representation or warranty by Landlord as to the condition of the Premises or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls repaired, if damaged, and with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant), except as to alterations which Tenant is required to remove or restore as set forth below. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. Nothing contained herein shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9.	ALTERATIONS AND ADDITIONS

      A.     Alterations: Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, exceeding Twenty Five Thousand Dollars ($25,000) in cost, without the written consent (which shall not be unreasonably withheld, conditioned, or delayed) of Landlord first had and obtained by Tenant. Any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made at Tenant’s sole cost and expense. Except as otherwise expressly set forth to the contrary, any modifications to the Building or Building systems required by governmental code or otherwise as a result of Tenant’s alterations, additions or improvements shall be made at Tenant’s sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, attached partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

alterations or additions the total cost of which exceeds Twenty Five Thousand Dollars ($25,000), without having obtained consent from Landlord to do so, and until five (5) days after written notice to Landlord of Tenant’s intention to commence such work in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant shall at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord for work in excess of $300,000. Tenant further covenants and agrees that any mechanic’s liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

      B.     Manner of Alterations: Any alterations or additions made by Tenant to the Premises, whether or not such work requires Landlord’s approval hereunder, shall be constructed in a first class manner. Landlord shall have the right, at its sole cost and expense, and upon no less than 2 business days’ prior written notice, to inspect any alterations or additions at any stage of its completion to determine whether or not such work is being constructed in compliance with approved plans. At the completion of each alteration or addition, Tenant shall deliver a complete set of as-built drawings to Landlord.

      C.     Cost of Alterations: Except as otherwise expressly set forth herein to the contrary, all cost of construction including demolition, architectural, drawings, permitting fees, etc, shall be paid by Tenant.

      D.     Restoration: At the time any alterations, additions or improvements are requested by Tenant, which request shall include a detailed description and depiction of such alterations, additions or improvements, Tenant may request that Landlord inform Tenant whether such alterations, additions or improvements must be removed and the Premises be restored to the original condition upon Lease expiration or termination. If Landlord fails to inform Tenant that it must restore the Premises at the Lease expiration, than Tenant shall have no obligation to restore the Premises at Lease expiration. If Landlord requires Tenant to so restore, such restoration shall be at Tenant’s sole cost and expense.

           1.     Alterations Performed By Tenant Prior to Execution of This Lease: Landlord accepts the alterations, additions and improvements performed to date upon the Premises under the Prior Leases and Tenant shall not be required to remove such alterations, additions and improvements as they currently exist. Within fifteen (15) days of the execution of this Lease, Tenant shall deliver to Landlord all layout plans in Tenant’s possession with the understanding that Tenant does not warrant the accuracy of such plans. Landlord shall have the right, but not the obligation, to enter the Premises to determine the current condition of the Premises. Tenant shall cooperate with Landlord in documenting the current condition of the Premises.

      E.     Contractors: Tenant shall have the right to employ architects, general contractors or subcontractors of its choosing, licensed in California where required by law, for any alterations desired to be made to the Premises leased hereunder. Landlord shall not charge Tenant for any construction management fees, supervision fees or plan review fees Landlord incurs in connection with any of the alterations Tenant may make to the Premises.

10.     Intentionally Deleted.

11.     UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED:

      Tenant shall pay promptly, as the same become due, all charges for separately metered water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In addition, for any Premises not separately metered, Tenant shall pay, as Additional Rent, its pro rata share of the cost of any utility service not so separately metered, such pro rata share shall be determined by dividing the rentable square footage of the portion of the Premises included in the utility bill by the total rentable square footage of all rentable space included in such utility bill, and the pro-rata share not reimbursable by Tenant hereunder shall not be reimbursable to Landlord under the other expense reimbursement provisions of this Lease. If, however, Landlord determines that any tenant (including Tenant) is using a disproportionate amount of any utility service not separately metered, then Landlord shall charge that tenant the amount estimated by Landlord to be the disproportionate amount and such payment by such other tenant shall not be charged to the other tenants.

      Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Notwithstanding the foregoing, Tenant shall be entitled to an abatement of rent for any interruption or failure of utility services to the Premises when such interruption or failure is caused by Landlord or its employees, agents or contractors, which abatement shall be based on the degree to which Tenant is unable to utilize the Premises due to such interruption or failure. In addition, in the event there is any interruption in any utility service, Landlord will cooperate with Tenant in having such utility service restored as quickly as possible.

12. TAXES

A.	Real Property Taxes.

      As Additional Rent and in accordance with Paragraph 4E of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all Real Property Taxes. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed during the Term of Lease by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter, be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorney’s fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. In the event said contesting results in a refund or Real Property Taxes, Tenant shall be credited with the appropriate Proportionate Share of said refund reflecting Tenant’s period of occupancy. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, gross income or gross rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal, state or local net income tax, capital gains taxes, excess profits, capital stock taxes or other taxes not uniquely attributable to the Buildings or the Complex, imposed on Landlord or any of its shareholders, partners, members, beneficiaries or other owners of a beneficial interest in Landlord, nor shall it include any penalties, interest, fines or other similar charges. In addition, “Real Property Taxes” shall not include any increases resulting from any new construction, unless such new construction is by or on behalf of Tenant; development fees and increased taxes (in lieu of development fees) pursuant to any development agreement or similar arrangement; any documentary transfer tax, corporation, limited liability company or other entity gross receipts tax, sales or use tax; or any portion of any tax or assessment not properly and equitably allocable to the period in question (and if Landlord elects to pay any bond or assessment over less than the longest time permissible by law, the portion of such payment included in Real Estate Taxes for any period shall not exceed the amount that would have been payable for the period had Landlord instead paid over the longest period permissible by law). In no event shall any portion of any tax or assessment property allocable to any period of time beyond the term of this Lease be included in Real Estate Taxes.

B.	Taxes on Tenant’s Property

      1.     Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

           2.     If any tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.     TENANT’S LIABILITY INSURANCE: Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with a combined single limit in the amount of $5,000,000/ 5,000,000 per occurrence/ aggregate. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any negligent conduct of any of said persons in or about or concerning the Premises; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord; and shall have commercially reasonable deductibles similar to those typically held by companies of similar size and characteristics of Tenant. If, during the term of this Lease, in the reasonable opinion of Landlord’s Lender, insurance advisor or counsel, the amount of insurance described in this Paragraph is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor or counsel shall deem adequate. All insurance required pursuant to this Paragraph to be carried by Tenant shall be (i) primary and noncontributory with any Landlord insurance (ii) shall provide severability of interests between or among insureds (iii) shall be issued by insurers licensed to do business in the State in which the Premises are located, and (iv) shall be issued by insurers which are rated A:VII or better by Best’s Key Rating Guide. All insurance required hereunder may be held by Tenant under blanket policies of insurance.

14.     TENANT’S PERSONAL PROPERTY INSURANCE AND WORKER’S COMPENSATION INSURANCE: Tenant shall maintain a special form property policy (“Special Form”) with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain such policy or policies of worker’s compensation insurance and such other employee benefit insurance sufficient to comply with all laws.

15.     PROPERTY INSURANCE: Landlord shall purchase and keep in force and, as Additional Rent in accordance with Paragraph 4E of this Lease, and subject to such limitations on reimbursement obligations as may be provided elsewhere in this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of the cost of a policy or policies of insurance covering loss or damage to the Premises and Complex in an amount up to the full replacement value thereof, providing protection against those perils included within the classification of “Special Form” insurance and flood and/ or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Base Rent and Additional Rent, and also a policy of comprehensive public liability insurance with minimum limits in the amount of at least $1,000,000/1,000,000 for injuries to or death of persons occurring in, on or about the Premises or the Complex. If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

      Landlord and Tenant do each hereby respectively release the other, to the extent of insurance proceeds actually received, from any liability for loss or damage caused by fire or any of the other coverage events included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is prohibited, the insured party affected shall promptly notify the other party hereof.

16.     INDEMNIFICATION: Landlord shall not be liable to Tenant and Tenant hereby waives all claims

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

against Landlord, and all of Landlord’s partners, managers, employees, and agents, for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the negligence or willful misconduct of Landlord or its agents, employees or contractors, and except and excluding claims resulting from the breach by Landlord of any of its representations, warranties, covenants or obligations under this Lease. Except for the extent injury to persons or damage to property is the result of the negligence or willful misconduct of Landlord or any of its agents, employees or contractors, and except and excluding claims resulting from the breach by Landlord of any of its representations, warranties, covenants or obligations under this Lease, Tenant shall hold Landlord, and Landlord’s partners, managers, employees, and agents, harmless from and defend Landlord, and any of Landlord’s partners, managers, employees, and agents, against any and all expenses, including reasonable attorney’s fees, in connection therewith, arising out of (a) any injury to or death of any person, or damage to or destruction of property, occurring in, on or about the Premises, or any part thereof, from any cause, or by any person or entity, whatsoever, (b) Tenant’s breach of this Lease, (c) Tenant or Tenant’s agents, employees, contractors, guests and/or invitees negligence or intentional wrongdoing, (d) Tenant’s failure to surrender the Premises in violation of the terms of this Lease (including damages as a result of claims made by any succeeding tenant or lost profits as a result thereof).

17.     COMPLIANCE: Except as set forth in Paragraph 7A1, Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord by a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18.     LIENS: Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, and upon no less than 5 business days’ prior written notice to Tenant, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19.     ASSIGNMENT AND SUBLETTING: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph as “Tenant”):

      A.     Except for Permitted Assignments as provided below, Tenant shall not do any of the following (collectively referred to herein as “Transfer”), whether voluntarily, involuntarily, or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) assign or otherwise transfer its interest in this Lease or in the Premises; (ii) sublet all or any part of the Premises to allow it to be sublet, occupied, or used by any person or entity other than Tenant; (iii) transfer any right appurtenant to this Lease or the Premises; or (iv) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner. Tenant shall reimburse Landlord for all reasonable costs and attorney’s fees incurred by Landlord in connection with the processing and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted. Any Transfer so approved by Landlord shall not be effective until Tenant has paid all such costs and attorneys’ fees to Landlord and delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in form approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to subparagraph B, below, and (iii) with respect to an assignment, contains the agreement of the proposed Transferee to assume all obligations of Tenant under this Lease. Any attempted Transfer without Landlord’s consent shall constitute a default by Tenant and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph as to any subsequent transfer nor consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be consent to any Transfer.

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

      B.     Tenant shall give Landlord at least ten (10) business days prior written notice of any desired Transfer to a sublessee and at least thirty (30) days prior written notice of any desired Transfer to an assignee, and such notice with respect to either a sublease or an assignment shall contain all of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed Transferee; (ii) an audited financial statement, if available, or an un-audited financial statement if an audited statement is not available, of the Transferee for a period ending not more than one year prior to the proposed effective date of the Transfer; (iii) the nature of the proposed Transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; and (v) such other information as may be reasonably requested by Landlord within such ten (10) day period. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information required by subparagraphs (i) through (iv) of this subparagraph.

      C.     In the event that Tenant seeks to make any Transfer, Landlord shall have the right to reasonably withhold its consent to such Transfer, as permitted pursuant to this Paragraph, or to exercise any of the rights set forth in this subparagraph, by giving Tenant written notice of its election within ten (10) business days after receipt of Tenant’s notice of intent to Transfer to a sublessee, and within thirty (30) days after receipt of Tenant’s notice of intent to Transfer to an assignee. In the event Landlord fails to provide Tenant with notice that it is withholding its consent to the proposed Transfer within such ten (10) business day period for a Transfer to a sublessee or such thirty (30) day period for a Transfer to an assignee, then Landlord shall be deemed to have rejected the proposed Transfer. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Transfer, if Landlord withholds its consent where the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of Hazardous Material in amounts not typically used in an office environment, such withholding of consent shall be presumptively reasonable.

           In addition to Landlord’s right to withhold its consent to any Transfer and without limiting Landlord in the exercise of any other right or remedy, which Landlord may have, Landlord may elect to permit Tenant to so assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all of its obligations under the Lease. If Tenant assigns its interest in this Lease in accordance with this subparagraph, then, after Tenant deducts its reasonable costs of such assignment, Tenant shall pay to Landlord fifty percent (50%) of all consideration received by Tenant on account of the Premises over and above Tenant’s obligations under this Lease. Tenant shall not, however, be required to pay to Landlord any consideration it receives for and which is equal to the fair market value for any furnishings, fixtures or other items of personal property Tenant receives in connection with the assignment or subletting, or for any services to be provided by Tenant in connection with the assignment or subletting (“Unrelated Consideration”). If Tenant sublets all or part of the Premises, after Tenant deducts its reasonable costs of such subleasing, then Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration (other than Unrelated Consideration) paid by the subtenant to Tenant on account of the Premises, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease which is allocable to the area so sublet. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such rent and other consideration (other than Unrelated Consideration) is paid to Tenant by its subtenant; provided, however, should Tenant, as assignor or sublessor, be paid a lump sum fee by any assignee or sublessor which is not designated as prepaid rent and which is not Unrelated Consideration, Landlord shall be paid fifty percent (50%) of the positive difference, if any, between (i) such lump sum fee, less (ii) all rent paid by Tenant to Landlord pursuant to this Lease for the month in which such lump sum fee was paid, less (iii) any costs incurred by Tenant in connection with the assignment or subletting. If any lump sum is designated as prepaid rent, then Tenant shall pay to Landlord fifty percent (50%) of the excess of the lump sum amount over the amount of rent Tenant is required to pay hereunder for the period over which the prepaid rent relates. Tenant’s obligations under this subparagraph shall survive any assignment or sublease, and Tenant’s failure to perform its obligations under this subparagraph shall be a default under this Lease. At the time Tenant makes any payment to Landlord required by this subparagraph, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated. Landlord shall have the right to inspect Tenant’s books and records relating to the payments due pursuant to this subparagraph. Upon request therefore, Tenant shall deliver to Landlord copies of all bills, invoices, or other documents upon which its calculations are based. Landlord may condition its approval of a Transfer upon obtaining a certification from both Tenant and the proposed Transferee of all amounts that are to be paid to Tenant in connection with such Transfer. As used herein, the term “consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises.

      D.     Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent or other consideration not otherwise payable to Landlord by reason of any Transfer. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent or other

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

consideration and apply it toward Tenant’s obligation under this Lease, provided, however, that until occurrence of any default by Tenant, Tenant shall have the right to collect such rent or other consideration.

      E.     Notwithstanding the foregoing, if immediately after the Transfer, Tenant is not conducting business from at least 200,000 rentable square feet of the Total Premises, then Landlord shall have the right, to be exercised by giving written notice to Tenant (within 20 days of Landlords’ receipt of the transfer notice referred to in Paragraph 19B above), to recapture the space which is the subject of the transfer (“Subject Space”). If such recapture notice is given, it shall serve to terminate this Lease only with respect to the Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate this entire Lease; in either case, as of the proposed effective date of the transfer or upon Landlord’s recapture notice, whichever is later. If this Lease is terminated pursuant to the foregoing provision with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet demised immediately prior to the transfer and this Lease as so amended shall continue thereafter in full force and effect.

      F.     Notwithstanding the foregoing, without the prior consent of Landlord, Tenant shall have the right: (i) to assign this Lease or sublet the Premises to any affiliate or subsidiary of Tenant which affiliate or subsidiary is more than fifty percent (50%) owned, either directly or indirectly, by Tenant; or (ii) to merge with another corporation or entity so long as substantially all of the assets of Tenant are transferred and retained by the surviving corporation or entity excluding, however, any assets which may be required to be disposed of in order to make the transaction qualify under applicable antitrust laws, regulations or regulatory review; or (iii) to enter into an acquisition of another corporation; or (iv) have substantially all of its assets acquired by another corporation which other corporation assumes the obligations of this Lease (each, a “Permitted Assignment”), in each case provided that (a) Landlord is promptly provided with notice thereof following the effective date of such Permitted Assignment, (b) Tenant remains fully liable for the full performance of Tenant’s obligations under the Lease to the extent Tenant survives following such Permitted Assignment, and (c) in the case of an assignment, the successor assumes in writing all obligations under this Lease and in the case of a sublease, the sublessee assumes, in writing, all obligations under this Lease applicable to the sublease premises. Any assignee or sublessee under a Permitted Assignment is herein referred to as a “Permitted Assignee”.

20.     ENTRY BY LANDLORD:     Landlord reserves, and shall during normal business hours have, the right, upon no less than 2 business days’ prior written notice to Tenant, to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to place “For Sale” signs (at any time) or “For Lease” signs (during the last twelve months of the term, or during the period of any default); to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, Tenant shall not be required to provide Landlord with keys to unlock interior office doors, or to unlock interior areas containing safes, computer servers, or sensitive, proprietary or confidential information of Tenant. Landlord shall also have the right at any time to change the arrangement or location of public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder and no such changes shall unreasonably interfere with Tenant’s use of or access to the Premises leased hereunder.

21. DEFAULT/REMEDIES

      A.     Default:     The following events shall constitute a default under this Lease:

           1.     The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant.

           2.     The failure to pay any monetary amount due under this Lease within ten (10) days after written notice to Tenant from Landlord that such amount is past due. It is expressly agreed that such ten (10) day notice of Landlord may be in the form of notice pursuant to California Code of Civil Procedure Section 1161,

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

or any successor statute, providing ten (10) days to cure and if Tenant fails to so cure no further such notice shall be required of Landlord to commence an unlawful detainer proceeding.

             3.     The failure to perform or honor any other covenant, condition or representation made under this Lease, except for the events set forth above in Paragraphs 21A1 and 21A2 above, shall constitute a default hereunder by Tenant should Tenant not cure such failure within ten (10) days from the date of written notice from Landlord within which to cure. If such cure is not possible within such ten (10) day period notwithstanding commercially reasonable efforts by Tenant, Tenant shall not be in default if Tenant commences to cure within such ten (10) day period and diligently pursues the cure without delay. It is expressly agreed that such ten (10) day notice of Landlord may be in the form of notice pursuant to California Code of Civil Procedure Section 1161, or any successor statute, providing ten (10) days to cure and if Tenant fails to so cure no further such notice shall be required of Landlord to commence an unlawful detainer proceeding.

      B.     Remedies: Upon a default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

             1.     The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2; and

             2.     The rights and remedies provided by California Civil Code 1951.4 which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession; and

             3.     The right to terminate this Lease by giving notice to Tenant in accordance with applicable law; and

             4.     The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorney’s fees, and any real estate commissions actually paid, and the cost of such alternations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alternations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach; and

             5.     The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (4) above; and

             6.     The right to any other amount to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including without limitation (i) any costs expenses incurred by Landlord (in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning the Premises;

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; (iv) any fines, costs, penalties and/or interest incurred by Landlord as a result of Tenant’s late payment; or (v) for any other costs necessary or appropriate to relet the Premises; and

           7.     The right to all reasonable attorneys’ fees incurred by Landlord as a result of Default, and costs in the event suit is filed by Landlord to enforce such remedy.

      C.     Cumulative Remedies: The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

      D.     No Possession: No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, as its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

      E.     Cross-Default:     As a material part of the consideration for the execution of this Lease by Landlord and Tenant, it is agreed between Landlord and Tenant, that a default by Tenant or by Landlord under the Phase 1 Lease (as defined in the Paragraph entitled “Default” in the Phase 1 Lease) or under this Lease shall be considered to be a default under the Phase 1 Lease as well as this Lease. In the event of a default by Tenant or Landlord under the Phase 1 Lease, or this Lease, Landlord or Tenant may pursue the remedies permitted by law or pursuant to the terms of the Phase 1 Lease and this Lease, as if Tenant or Landlord had defaulted under any one or both of such leases.

22.     [Intentionally Deleted]

23.     DESTRUCTION: In the event the Premises are damaged or destroyed in whole or in part from any cause, or in the event any utility service servicing the Premises becomes completely inoperable, Landlord shall, within fifteen (15) business days of the event of such damage, destruction or cessation of service, notify Tenant in writing as to the approximate length of time necessary for Landlord to reconstruct the Premises to substantially its former condition or to have such utility services restored. If such estimate exceeds one hundred eighty (180) days from the date of damage, destruction or cessation of service, either party shall have the option, within thirty (30) days of Landlord’s notice, to terminate this Lease as to only the Building as to which the damage or cessation has occurred or, if, as a result of such damage, destruction or cessation of service, Tenant is only able to occupy four (4) Buildings under both this Lease and the Phase 1 Lease, then in that event, Tenant may terminate this Lease in its entirety as well as the Phase 1 Lease in it’s entirety. In addition, if the reconstruction of the Premises or restoration of the utility service exceeds Landlord’s estimate, as set forth in Landlord’s notice, Tenant shall, once it becomes clear that such estimate will be exceeded until such time as the reconstruction or restoration is complete, have the right to terminate this Lease as to the Building as to which the damage or cessation has occurred or, if, as a result of such damage, destruction or cessation of service, Tenant is only able to occupy four (4) Buildings under both this Lease and the Phase 1 Lease, Tenant may terminate this Lease in its entirety as well as the Phase 1 Lease in it’s entirety. If such a termination occurs, the obligations under this Lease shall be equitably revised based on the square footage of the Premises terminated in relation to the total square footage of the Premises prior to termination. If neither party elects to terminate, or if neither party is entitled to terminate under this Paragraph, Landlord shall promptly, at its sole expense, rebuild or restore the Premises or the utilities to substantially the condition existing prior to the date of damage, destruction or cessation of service. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises is rendered unusable bears to the total square footage of the Premises. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building, interior improvements and utilities as they existed as of the Commencement Date of the Lease, but shall not include (a) restoration of Tenant’s trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, or (b) any damage caused by the act or breach of this Lease by Tenant, which damage Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense. Unless a termination occurs pursuant to the foregoing provisions, this Lease shall remain in full force and effect as to the entirety of the Premises. Tenant hereby expressly waives the provisions of section 1932, Subdivision 2, and section 1933, Subdivision 4 of the California Civil Code.

      Notwithstanding anything to the contrary set forth above, in the event the damage or destruction of the Premises (i) occurs during the last two years of the term (unless any applicable extension option has been

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

exercised) and (ii) has rendered at least 50% of the Premises unusable by Tenant, Landlord shall have the option during the aforementioned fifteen (15) business day period to elect not to rebuild the Premises by so notifying Tenant, in which case Tenant may elect to terminate this Lease and/or the Phase 1 Lease by so notifying Landlord.

      Notwithstanding the foregoing, in the event Landlord elects not to rebuild or restore the Premises or any Building constituting a portion of the Premises, and notifies Tenant that Landlord desires to terminate the Lease as to that Building, Tenant may, by providing written notice to Landlord within 30 days of the date it receives notice of Landlord’s intent to terminate, elect to rebuild one or more of the Buildings which were so damaged. In the event Tenant makes the election set forth herein, then this Lease shall continue in full force and effect, and any insurance proceeds for the damage being repaired by tenant shall be assigned to and paid over to Tenant to the extent Tenant pays the same for such restoration. Tenant shall then immediately commence, at its sole cost and expense, restoring such Buildings to the condition they were in prior to the date of such destruction.

24.     EMINENT DOMAIN:     If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing Paragraph, any compensation specifically awarded Tenant for Tenant’s personal property, relocation costs, business damage or business interruption, specifically excluding, however, the so called “bonus value” of this Lease, shall be and remain the property of Tenant (it being specifically acknowledged that Tenant shall not be entitled to any so called “bonus value” of the Lease).

      In the event of a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business from the remaining Premises, Tenant shall have the privilege of terminating this Lease. In addition, if the portion of the Premises which is taken that is contained in any Building renders that portion of the Premises unusable to Tenant, Tenant may terminate this Lease only as to the Building as to which the taking has occurred. Any termination hereunder must occur within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given or upon the effective date of the taking, at Tenant’s election, upon payment by Tenant of the rent through the date of termination.

      If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

25.     SALE OR CONVEYANCE BY LANDLORD: In the event of a sale or conveyance of the Complex or any interest therein by Landlord, Landlord shall thereby be released from any liability relating to events occurring after the date of such sale or conveyance, and from any terms, covenants or conditions (express or implied) to be performed after the date of such sale or conveyance in favor of Tenant, and in such event, with respect to such items, Tenant agrees to look solely to the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

26.     SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

      A.     Subordination. Subject to the provisions of subparagraph (C), below, this Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability, or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously been furnished in writing to Tenant, notice of a default by Landlord; provided, however, that Tenant shall not be liable to any Lender for failure to provide the notice provided for herein. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and 30 days shall thereafter have elapsed without the default

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.

     B.    Attornment. Subject to the nondisturbance provisions of subparagraph C of this Paragraph, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits, unless same has been transferred to the acquiring party, or be bound by prepayment of more than one month’s rent. Landlord represents and warrants that, as of the date hereof, there are no Mortgages encumbering the Complex.

     C.    Non-Disturbance. Landlord represents that there are no existing Mortgage encumbering any portion of the Complex. With respect to a Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “nondisturbance agreement”) from the Mortgage holder in a commercially standard form that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises, and the subordination provided for under subparagraph (A), above, is expressly conditioned upon Tenant receiving a nondisturbance agreement.

     D.    Self-Executing. The agreements contained in this Paragraph shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing, or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or nonsubordination, attornment, and/or nondisturbance agreement, as is provided for herein.

27.    HOLDING OVER: Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall be on a month to month basis, terminable on 30 days notice from either party; and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.

28.    ESTOPPEL CERTIFICATE:

     A.    Tenant shall at any time upon not less than thirty (30) days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (c) setting forth such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, that not more than one month’s rent has been paid in advance, and that any other matters set forth in Landlord’s request are true and correct.

     B.    Landlord shall at any time upon not less than thirty (30) days’ prior written notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults, if any, are claimed, and (c) setting forth such other matters as Tenant may reasonably request. Any such statement may be conclusively relied upon by any prospective transferees of the Lease or subtenants of the Premises, or by any prospective purchaser of Tenant or of substantially all of the assets of Tenant.

29.     CONSTRUCTION CHANGES: Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

30.     RIGHT TO PERFORM:

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

      A.     All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to commence to perform any other term or covenant hereunder on its part to be performed after expiration of all applicable notice and cure periods, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All reasonable sums so paid by Landlord and all reasonably necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

      B.     All terms, covenants and conditions of this Lease to be performed or observed by Landlord shall be performed or observed by Landlord at Landlord’s sole cost and expense (subject to reimbursement rights as specified elsewhere in this Lease). If Landlord shall fail to commence to perform any term or covenant hereunder on its part to be performed after expiration of all applicable notice and cure periods, Tenant, without waiving or releasing Landlord from any obligation of Landlord hereunder, may, but shall not be obligated to, perform any such other term or covenant on Landlord’s part to be performed. All reasonable sums so paid by Tenant and all reasonably necessary costs of such performance by Tenant together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Tenant, shall be paid (and Landlord covenants to make such payment) to Tenant on demand by Tenant.

31.	ATTORNEYS’ FEES:

      A.     In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, or in the event that Tenant should bring suit against Landlord for the recovery of any sums due hereunder or because of the breach of any provision of this Lease or for any other relief against Landlord hereunder, then all costs and expenses, including reasonable attorney’s fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action.

32.     WAIVER:     The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

33.     NOTICES:     Except as provided in any applicable unlawful detainer statutes, in which case Landlord may either elect that this notice provision shall not apply, or to serve such notices solely in accordance with this provision in which case the unlawful detainer statutes notice provision shall not apply; all notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served, or if sent by United States certified or registered mail, postage prepaid, or by recognized overnight delivery service (such as Federal Express or United Parcel Service), addressed to Tenant as set forth below, or to such other address as Tenant may direct by written notice to Landlord. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sufficiently given, made or delivered if personally served, or if sent by United States certified or registered mail, postage prepaid, or by recognized overnight delivery service (such as Federal Express or United Parcel Service) addressed to Landlord at its offices at 3201 Ash Street, Palo Alto, CA 94306 with a copy to Landlord’s property manager, Willis and Company, 1793 Lafayette Street, Suite 220, Santa Clara, 95050 or to such other addresses as Landlord may direct by written notice to Tenant. Each notice, request, demand advice or designation referred to in this Paragraph shall be deemed received: (i) on the date served if personally served; (ii) three (3) business days after mailing if mailed by United States Postal Service in the manner herein provided; or (iii) one (1) business days after sending, if sent via recognized overnight delivery service. Tenant’s address for notices shall be as follows:

           2632 Marine Way

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

Mountain View, CA 94043 Attention: Director, Corporate Services

and, with respect to all legal notices, a copy to

2632 Marine Way Mountain View, CA 94043 Attention: General Counsel

34.     EXAMINATION OF LEASE:     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

35.     DEFAULT BY LANDLORD:     Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord (and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing), specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such than more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Notwithstanding the foregoing, Landlord and Tenant agree that under certain “emergency circumstances”, Tenant shall have the right to perform obligations otherwise required of Landlord without the necessity of providing Landlord (and any Mortgagee) with any notice or opportunity to cure. Under such emergency circumstances, Tenant shall use its good faith reasonable judgment in determining a shorter notice period for response by Landlord or determining that the matter at hand must be resolved immediately such that notice can only be given after the fact. For the purposes hereof, “emergency circumstances” shall mean: (i) any hazardous situation that poses a threat of damage, destruction or injury to any person or property of a material nature or otherwise threatens the safety of employees and/or visitors to the Premises; or (ii) any other circumstance that involves a substantial interference with the operations of Tenant’s business enterprise in the Premises, including, without limitation, the launching of new software products or revisions thereto (especially to correct existing problems which must be addressed immediately) to enable customers to perform needed financial and tax-related functions, which is of special concern during the months preceding April 15th of each calendar year.

36.     CORPORATE AUTHORITY:     If Tenant is a corporation, a partnership, a limited liability company, or any other form of entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with the organizational documents of said entity and that this Lease is binding upon said entity.

37.     Intentionally Deleted.

38.     LIMITATION OF LIABILITY:     In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

      A.     The sole and exclusive remedy shall be against Landlord and Landlord’s assets;

      B.     No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

      C.     No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

      D.     No partner of Landlord shall be required to answer or otherwise plead to any service of process;

      E.     No judgment shall be taken against any partner of Landlord;

      F.     Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

      G.     No writ of execution will ever be levied against the assets of any partner of Landlord;

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

      H.     These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

      I.     The term, “Landlord”, as used in this Paragraph, shall mean only the owner or owners from time to time of the fee title or the tenant’s interest under a ground lease of the land described in Exhibit “B”.

39.     BROKERS: Tenant warrants that it had dealing with only The Staubach Company, which represents Tenant, in connection with the negotiation of this Lease. Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay The Staubach Company a brokerage commission, pursuant to a separate written commission agreement between Landlord and The Staubach Company in connection with this Lease.

40.     SIGNS: No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense, shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may, at its sole cost and expense, install a monument sign located at the main driveway entrance to the Complex; install suitable Building signage adjacent to the Premises; and install suitable directional signage in the Common Areas.

      All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

      All of Tenant’s existing signage for which Landlord previously approved may remain.

      All signage must comply with all applicable laws.

41.     FINANCIAL STATEMENTS: If Tenant tenders to Landlord any information in connection with this Lease on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (a) that all documents provided by Tenant to Landlord are true and correct copies of the original; and (b) Tenant has not withheld any information from Landlord which is material to Tenant’s credit worthiness, financial condition or ability to pay the rent; and (c) all written information supplied by Tenant to Landlord in connection with this Lease is true, correct and accurate in all material respects; and (d) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements as to any material matter in every material aspect. Nothing contained herein, however, shall require Tenant to render any financial information to Landlord unless otherwise specifically provided.

42.     HAZARDOUS MATERIALS:

      A.     As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as “hazardous” or “toxic” by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

      B.     Landlord represents to the best of its knowledge, without any investigation, nor the duty to investigate, that there are no Hazardous Materials on the Premises which are in violation of applicable laws. On a strictly confidential basis, Owner will deliver copies to Intuit of any reports concerning the Hazardous Materials

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

condition of the Premises currently in its possession or that Landlord receives in the future. Intuit shall not deliver such documents nor disclose the contents thereof to any third party absent Owner’s written consent.

      C.     Tenant shall not cause any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Hazardous Materials that it uses at the Premises. If Tenant or Tenant’s guests, invitees, contractors or agents use, storage, discharge, release or disposition of Hazardous Materials on the Premises results in contamination of the Premises or the Complex or any soil in or about the Premises or the Complex, Tenant, at its sole expense shall promptly take all actions necessary to remediate the Premises or the Complex, or any soil in or about the Premises or the Complex, of any such Hazardous Materials which are present as a result of Tenant or Tenant’s guests, invitees, contractors or agents use, storage, discharge, release or disposition to the full extent required by law. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Paragraph, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

      Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with Tenant’s use, storage, discharge, release or disposition of Hazardous Materials in, from, under or about the Premises or the Complex during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property.

      Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises, where said Hazardous Material is or was caused by Tenant or Tenant’s guests, invitees, contractors or agents.

      D.     In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Landlord’s expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. If Landlord can show that Tenant was responsible for the presence of specific Hazardous Materials in, on or about the Premises or the Complex, then Tenant, at its expense, shall take such action to remediate such Hazardous Materials for which it was responsible from the Premises and the Complex to the full extent required by law, and shall reimburse Landlord for the cost of its consultant. To the extent Landlord cannot show that Tenant was responsible for the presence of specific Hazardous Materials, then Landlord shall be responsible for any costs incurred under the terms of this Paragraph, and shall reimburse Tenant for any costs incurred by Tenant in responding to Landlord’s investigation.

      Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

      E.     Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials the presence of which were caused by Tenant or Tenant’s guests, invitees, contractors or agents. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Premises as required by this Paragraph, including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were caused by Tenant, in or around the Premises or the Complex. Tenant’s indemnity of Landlord as described in this Paragraph 42 shall survive the termination of this Lease.

      F.     Prior to executing this Lease, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises and the amounts of such employment. Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials and the amounts employed by Tenant, its employees, agents or

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

contractors prior to Tenant’s use or storage of any materials that requires such list to be updated. Notwithstanding the foregoing, the provisions of this subparagraph shall not apply to Hazardous Materials normally used in an office environment.

      G.     Landlord shall be responsible for all costs incurred in connection with the investigation, remediation, monitoring and removal of any Hazardous Materials present in, on or about the Premises or the Complex, or the soil, subsoil or water beneath the Premises or the Complex, which was caused by Landlord or Landlord’s agents. Landlord shall indemnify and hold Tenant and each Tenant Indemnitee harmless from and against any and all claims, liabilities, causes of action, damages, remediation costs, monitoring costs, clean-up costs, and other costs and expenses (including, without limitation, attorneys’ fees) incurred by Tenant and/or any Tenant Indemnitee as a result of any Hazardous Material being present in, on or about the Premises or the Complex, or the soil, subsoil or water beneath the Complex, to the extent such was caused by Landlord or Landlord’s agents. Landlord’s indemnity of Tenant as described in this Paragraph 42 shall survive the termination of this Lease.

      H.     Tenant shall not be liable for nor otherwise obligated to Landlord under any provision of this Lease with respect to any claim, cost, expense or damage resulting from any Hazardous Material present upon the Premises or the Complex to the extent not caused by Tenant or Tenant’s guests, invitees, contractors, agents or employees; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including, without limitation, attorneys’ and experts’ fees and costs) and losses to the extent Tenant or Tenant’s guests, invitees, contractors, agents or employees contributes to the presence of such Hazardous Materials or Tenant or Tenant’s guests, invitees, contractors, agents or employees exacerbates the conditions caused by such Hazardous Materials.

      I.     Except for any Hazardous Materials required to be monitored, remediated or removed by Tenant under and pursuant to this Lease, Landlord agrees that, if and only to the extent required by any governmental entity having jurisdiction over the Complex in a final non-appealable order issued against Tenant, it shall monitor, remediate or remove, or cause to be monitored, remediated or removed: (i) any Hazardous Materials which existed on the Complex as of the effective date of this Lease that were not caused by Tenant or Tenant’s guests, invitees, contractors or agents, and (ii) any Hazardous Materials introduced to the Complex after the effective date of this Lease that were not caused by Tenant or Tenant’s guests, invitees, contractors or agents.

43.     MISCELLANEOUS AND GENERAL PROVISIONS

      A.     [Intentionally Deleted]

      B.     This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

      C.     The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and its successors and assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such successors and assigns.

      D.     The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

      E.     Time is of the essence of this Lease and of each and all of its provisions.

      F.     At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within thirty (30) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any title company licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

      G.     This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

      H.     Tenant shall not record this Lease or a short form memorandum hereof without the consent of Landlord.

      I.     Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not materially and adversely affected.

      J.     Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

      K.     Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

      L.     Landlord covenants with Tenant that upon Tenant paying the rent and all other charges required under this Lease and performing all of Tenant’s covenants and agreements contained herein, Tenant shall peacefully have, hold and enjoy the Premises, subject to all of the terms and conditions of this Lease.

      M.     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

      N.     Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, invitees and their property from the acts of third parties.

      O.     Landlord reserves the right to grant easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably or materially interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

44.     Expansion Option:

      A.     Option: Tenant is hereby granted an expansion option, as set forth below, on approximately 29,155 rentable square feet located at 2593 Coast Avenue, Mountain View, California, known by Landlord as Building F and hatch marked on Exhibit D attached hereto and hereinafter referred to as “Building F — 2593 Coast Expansion Building”. As of the date of this Lease, the Building F — 2593 Coast Expansion Building is divided into three (3) separate spaces. The first space, which is on the ground floor, is comprised of approximately 13,666 rentable square feet and is leased to Optonics, Inc. (“Optonics Space”). The second space, which is on the second floor, is comprised of approximately 12,866 rentable square feet and has been commonly referred to as the “Ironhide Space”. The third space, which is on the second floor, is comprised of approximately 2,623 square feet (the “Residual Space,” with the Ironhide Space and the Residual Space being collectively referred to as the “Second Floor Space”).

      The rentable square footage of Building F — 2593 Coast shall be deemed to equal 29,155, the rentable square footage of the Optonics Space shall be deemed to equal 13,666, the rentable square footage of the Ironhide Space shall be deemed to equal 12,866 and the rentable square footage of the Residual Space shall be deemed to equal 2,623.

      If exercised, the lease for the Optonics Space and/or the Second Floor Space shall commence on the dates hereafter provided, and Landlord shall deliver such space to Tenant vacant, in broom clean condition and free of any tenancy or occupants. Such lease and Tenant’s option rights under this paragraph are subject to the Optonics’ lease and Optonic’s option to extend such lease for the Optonics Space. Optonics’ lease expires September 14, 2005, and Optonics has a three (3) year renewal option to be exercised not later than May 31, 2005.

      Landlord shall not enter into leases for any space in the Building F — 2593 Coast Expansion Building that extends beyond August 31, 2006 (subject to Optonics option to extend) unless Tenant does not exercise it’s option under this Paragraph 44.

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

      The option to expand must be exercised by Tenant’s providing written notice of such exercise (”Option Notice”) in accordance with the following:

           1.     Exercise With Respect to Building F Space to Be Available On September 1, 2006: Even though the Optonics lease expires September 14, 2005, Tenant shall have until and must provided the Option Notice, if at all, for all available space in Building F-2593 Coast (that is both the Second Floor Space and, if Optonics does not exercise its option to extend, the Optonics Space), such that it is received by Landlord by December 1, 2005. In the event of such exercise, the lease for such space shall commence on the later of September 1, 2006, or the date such space is delivered by Landlord to Tenant, vacant, broom clean and free of any tenancy or occupants. Notwithstanding the foregoing, in the event all of the space specified in the Option Notice is not delivered by Landlord to Tenant by December 1, 2006, Tenant may, at any time thereafter until delivery is tendered by Landlord as required under this paragraph, withdraw its Option Notice until all of the space is delivered by Landlord as required hereunder by delivering written notice of withdrawal to Landlord, in which event the Option Notice shall be null, void and of no force and effect, as if never given.

           2.     Exercise With Respect to Optonics Space if Optonics Exercises It’s Option To Extend: In the event that Optonics exercises its option to extend it’s lease beyond September 14, 2005, Tenant must provide the Option Notice, if at all, for such space, such that it is received by Landlord by December 15, 2007. In the event of such exercise, the lease for the Optonics Space shall commence on the later of September 15, 2008, or the date such premises are delivered by Landlord to Tenant, vacant, broom clean and free of any tenancy or occupants. Notwithstanding the foregoing, in the event the Optonics Space is not delivered by Landlord to Tenant by December 15, 2008, Tenant may, at any time thereafter until delivery is tendered by Landlord as required under this paragraph, withdraw its Option Notice as to the Optonics Space by delivering written notice of withdrawal to Landlord, in which event the Option Notice for the Optonics Space shall be null, void and of no force and effect, as if never given.

           3.     Exercise With Respect to Optonics Space if Optonics Exercises It’s Option To Extend But Such Lease Terminates Prior to Tenant’s Option Notice Deadline: Notwithstanding subparagraph (2), above, in the event that Optonics exercises it’s option to extend it’s lease until September 14, 2008, but such lease terminates, for any reason, prior to December 15, 2007, Tenant must provide the Option Notice for the Optonics Space, if at all, such that it is received by Landlord on the later of fifteen (15) days following written notice from Landlord to Tenant that the Optonics lease has or will terminate early, or December 1, 2005. In the event Tenant provides an Option Notice for the Optonics Space as provided herein, the lease for the Optonics Space shall commence on the later of: (i) (3) three months following Tenant’s Option Notice for the Optonics Space; (ii) September 1, 2006; (iii) the effective date of termination of the Optonics lease; or (iv) the date the Optonics Space is delivered by Landlord to Tenant, vacant, broom clean and free of any tenancy or occupants. Notwithstanding the foregoing, in the event the Optonics Space is not delivered by Landlord to Tenant by the date which is 90 days following the latest of the dates specified in subparagraphs 44(A)(3)(i) through (iii) hereof, Tenant may, at any time thereafter until delivery of the Optonics Space is tendered by Landlord as required under this paragraph, withdraw its Option Notice as to the Optonics Space by delivering written notice of withdrawal to Landlord, in which event the Option Notice for the Optonics Space shall be null, void and of no force and effect, as if never given.

           4.     Notice by Landlord; No Further Extensions: Should Tenant deliver a written notice requesting information concerning whether or not Optonics exercised its right to extend its lease, Landlord shall respond to Tenant in writing within ten (10) days after it receives such Tenant notice. If Optonics exercises its option to extend its lease after the delivery of Landlord’s aforementioned written response, Landlord shall not have any obligation to so inform Tenant unless Tenant has delivered an additional notice inquiring into same, in which event Landlord shall respond in writing within ten (10) days after it receives such second Tenant notice. Landlord agrees that it shall not, without the prior written consent of Tenant: (i) grant any other extensions of the Optonics lease by Optonics which materially alters Tenant’s rights under this Lease; (ii) modify the terms of the Optonics lease extension rights which materially alters Tenant’s rights under this Lease; or (iii) waive strict compliance with the extension provisions contained in the Optonics lease. Further, in the event Tenant exercises any option to expand with respect to the Optonics Space, Landlord shall, upon the expiration of the Optonics lease, take all commercially reasonable efforts to ensure that the Optonics Space is vacated by Optonics as soon as possible after the expiration of the Optonics lease including, without limitation, the filing of any legal actions necessary or appropriate to commence eviction proceedings, and the prosecution of any such action until Optonics has been evicted from the Optonics Space.

      B.     Termination of Option: If Tenant does not exercise it’s right to take all available space in the Building F-2593 Coast Expansion Building, at the first opportunity it has the right to do so, the right to take any further space in the Building F-2593 Coast Expansion Building (which has not previously been the subject of an Option Notice) terminates and Tenant shall not have the option to expand into further space in the Building F-

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

2593 Coast Expansion Building.

      C.     Exercise of Option: Tenant’s Option Notice must be in writing and be received by Landlord prior to the deadlines set forth above.

      D.     Terms of Lease for Expansion Space: In the event Tenant exercises any option set forth in this Paragraph 44, any space subject to any Option Notice shall be considered a part of the Premises described in this Lease, effective as of the commencement date for such space as defined elsewhere in this Paragraph 44, and the rights and obligations of Landlord and Tenant with respect to such space subject to any Option Notice shall be governed by the terms of this Lease, provided, however, (i) the Base Rent shall be increased by an amount equal to the rentable square feet contained in the expansion space specified in the Option Notice times the Base Rent per square foot being charged for the Premises immediately prior to the effective date of the expansion (and thereafter, such Base Rent shall be subject to annual increases of three percent (3%) as set forth in Paragraph 4A of this Lease [it being understood that the rent schedule in Paragraph 4A shows Base Rent increases on an annual basis which were calculated at an increase of 3% each year so, after the addition of the Expansion Space, if such occurs, such 3% increases shall be adjusted to include the rentable square feet of any portion of the Expansion Space for which Tenant properly exercised its rights hereunder, as part of the Premises]), and, effective as of the commencement date of Tenant acquiring the expansion space, Tenant’s Proportionate Share shall be recomputed by adding the rentable square footage contained in the expansion space which is the subject of the Option Notice to the rentable square footage of the Premises immediately prior to the addition of the expansion space, and dividing such sum by the total rentable square footage in the Complex and (ii) Tenant shall receive the following rent concessions: (a) Tenant shall not be required to pay any Base Rent or Additional Rent on such expansion space from the date delivery of such expansion space is delivered by Landlord as required under this paragraph until the earlier of four (4) months after the date of such delivery, or the date Tenant commences conducting its business operations on the additional space, and (b) an equivalent amount of additional free Base Rent and Additional Rent of Fifteen and 00/100 Dollars ($15.00) per square foot of the additional space being added, which shall be off-set against Base Rent and Additional Rent attributable to the expansion space becoming due immediately after the expiration of the rent abatement period specified under subparagraph 44(D)(ii)(a) hereof. The rent abatement shall be subject to the terms and condition of Paragraph 4B of this Lease with the dates and amounts being interpreted to be the dates and amounts set forth in this Paragraph 44D.

      E.     Execution of Lease Amendment. If Tenant properly delivers any Option Notice, the parties shall promptly execute an amendment to this Lease confirming the addition of the additional space and setting forth the commencement date for such additional space specified in the Option Notice, the new rent amounts, the new Proportionate Share, the rent abatement period, and any other relevant applicable terms as specified in this Paragraph 44. Landlord shall prepare such amendment and Tenant shall promptly execute the same upon Landlord’s request. Regardless as to when such amendment is executed, the additional space shall be added hereunder and the terms hereof shall be deemed appropriately amended effective as of the date Landlord delivers the applicable space specified in the Option Notice to Tenant as required under this Paragraph 44.

      F.     Exterior Code and Exterior ADA Compliance: Prior to the delivery of any space specified in any Option Notice by Landlord to Tenant, Landlord will investigate the Building F — 2593 Coast Expansion Building to determine its exterior code and exterior ADA compliance and will make such repairs, modifications and upgrades, at its sole cost and expense, as are necessary to bring the exteriors into compliance with such applicable laws. It is acknowledged that Landlord shall only be required to make such repairs, modifications and upgrades that are actually required to prevent the Building F — 2593 Coast Expansion Building from being in violation of such codes at such time, as opposed to making repairs to bring the Building F — 2593 Coast Expansion Building up to current building codes even though existing improvements do not require current repairs because such improvements are “grandfathered”. Any amounts expended by Landlord hereunder shall not be recoverable as an Additional Rent item by Landlord.

45.     Lease of Building A 2600 Casey: That certain space of approximately 38,527 rentable square feet located at 2600 Casey Avenue, Mountain View, California, and known by Landlord as Building A and hatch marked on Exhibit E and hereinafter referred to as “Building A — 2600 Casey Avenue” (the rentable square footage of Building A-2600 Coast shall be deemed to equal 38,527) shall be added to the Premises hereunder effective as of the later of August 1, 2005, or the date Landlord delivers Building A — 2600 Casey Avenue to Tenant vacant, broom clean and free of any tenancy or occupants, or such earlier date as set forth below (“Building A Commencement Date”) subject to the following:

      A.     Landlord’s Right To Attempt To Lease Building A — 2600 Casey: Prior to the Building A Commencement Date, Landlord shall have the right to attempt to lease Building A — 2600 Casey to a third party. Should Landlord be prepared to enter into a letter of intent to lease all or a portion of Building A — 2600

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

Casey, upon terms that are acceptable to Landlord (“Third Party Letter of Intent”), Landlord shall deliver a written notice of the same to Tenant who shall then have ten (10) business days from the date of such notice to notify Landlord, in writing, of its election, in its sole discretion, to either (a) accelerate the Building A Commencement Date to the later of (i) February 1, 2005 or (ii) the commencement date set forth in the Third Party Letter of Intent, or (b) elect not to lease Building A — 2600 Casey. Anything herein to the contrary notwithstanding, Landlord may lease Building A — 2600 Casey to the current tenant, Sun Microsystems, but only for a term through not later than July 31, 2005, and any such occupancy by Sun Microsystems shall not trigger a decision by Tenant as hereinabove set forth.

      B.     Terms of Lease for Building A — 2600 Casey: The leasing of Building A — 2600 Casey shall be governed by the terms of this Lease, provided, however, (i) the Base Rent shall be increased by an amount equal to 38,527 times the Base Rent per square foot being paid by Tenant for the Premises as of the Building A Commencement Date, and Tenant’s Proportionate Share shall be increased by adding 38,527 to the rentable square footage in the Premises immediately prior to the Building A Commencement Date, and dividing such sum by the rentable square footage in the Complex; and (ii) Tenant shall not be required to pay any Base Rent or Additional Rent on Building A — 2600 Casey from the date delivery of Building A — 2600 Casey is delivered by Landlord to Tenant as required under this paragraph until the earlier of four (4) months after the date of such delivery, or the date Intuit commences conducting its business operations on Building A — 2600 Casey. The rent abatement shall be subject to the terms and condition of Paragraph 4B of this Lease with the dates and amounts being interpreted to be the dates and amounts set forth in this Paragraph 45B.

      C.     Execution of Lease Amendment: As soon as the Building A Commencement Date is known, the parties shall promptly execute an amendment to this Lease confirming the addition of Building A — 2600 Casey and setting forth the commencement date for such additional space, the new rent amounts, the new Proportionate Share, the rent abatement period, and any other relevant applicable terms as specified in this Paragraph 45. Landlord shall prepare such amendment and Tenant shall promptly execute the same upon Landlord’s request. Regardless as to when such amendment is executed, the Building A — 2600 Casey additional space shall be added hereunder and the terms hereof shall be deemed appropriately amended effective as of the Building A Commencement Date.

      D.     Exterior Code and Exterior ADA Compliance: Prior to the Building A Commencement Date, and prior to Landlord’s delivery of Building A — 2600 Casey to Tenant, Landlord will investigate Building A — 2600 Casey to determine its exterior code and exterior ADA compliance and will make such repairs, modifications and upgrades, at its sole cost and expense, as are necessary to bring the exteriors into compliance with such applicable laws. It is acknowledged that Landlord shall only be required to make such repairs, modifications and upgrades that are actually required to prevent of Building A — 2600 Casey from being in violation of such codes at such time, as opposed to making repairs to bring of Building A — 2600 Casey up to current building codes even though existing improvements do not require current repairs because such improvements are “grandfathered”. Any amounts expended by Landlord hereunder shall not be recoverable as an Additional Rent item by Landlord.

      E.     Failure to Timely Deliver: In the event Landlord fails to deliver Building A — 2600 Casey to Tenant on or before the earlier of: (i) November 1, 2005, or (ii) the date which is ninety (90) days after later of the dates specified in subparagraphs 45(A)(a)(i) and 45(A)(a)(ii), above, then, until Landlord delivers Building A — 2600 Casey to Tenant as required under this Paragraph 45, Tenant shall have the right to elect, by written notice given to Landlord, not lease Building A — 2600 Casey.

[Remainder of Page Intentionally Left Blank]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

CHARLESTON PROPERTIES
A California General Partnership

By:	[Illegible Sig.]

Title: General Partner
Date: 4 Aug 03
TENANT:
INTUIT, INC
a Delaware Corporation

By:	/s/ Robert B. Henske

Title: Sr. VP, Chief Financial Officer

By:	/s/ Janelle Wolf

Title: Assistant Secretary
Date: August 4, 2003

[Signature Page — Lease Agreement (Phase 2 – Buildings A-F)]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

Exhibit A

Depiction of Leased Premises
[Hatch Marked]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

EXHIBIT A

Exhibit B

Depiction of Complex
[Hatch Marked]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

EXHIBIT B

Exhibit C

Covenant, Condition and Restrictions

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

DECLARATION BY LESSEE OF ESTABLISHMENT OF

EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS

      THIS DECLARATION is made as of the first (1st) day of March, 1982, by CHARLESTON PROPERTIES, a California General Partnership (“Charleston”), as LESSEE of those certain three (3) parcels (Parcel II, Parcel III, and Parcel IV), leased from Juana Salado, as Trustee of the Salado Living Trust, as LESSOR, located in Mountain View, California, and being described in Exhibit “A” hereto, which exhibit by this reference being made a part hereof.

     I.     DECLARATION.

      Charleston does hereby declare that it has established and does establish mutual ingress and egress easements for the foregoing parcels which are for the mutual benefit of such parcels and of any portion thereof, and shall run with the respective interest of all “Parties” in such parcels, as the term “Parties” is hereinbelow defined, and shall inure to and pass with such parcels and shall apply to and bind the respective successors in interest thereof, and all and each thereof is imposed upon such parcels and any portion thereof.

     II.     DEFINITIONS.

      (a) Party. The term “Party” shall mean Charleston and any successor in interest thereto which acquires Charleston’s leasehold interest in or to any parcel, except that such a successor shall not become a Party:

EXHIBIT C

           1.     While and so long as the transferring party retains the entire possessory interest in the parcel or portion thereof so conveyed by the terms of a deed of trust or mortgage, in which event the party owning such possessory interest shall have the status of Party.

           2.     If the transfer or conveyance is followed immediately by a subleaseback of the same parcel or portion thereof to such party, or an affiliate thereof, in which event only the sublessee thereof after the subleaseback shall have the status of Party so long as the sublease in question has not expired or been terminated.

           3.     If the transfer or conveyance is by way of sublease from Charleston or its successor Party to a tenant occupying space in a building located on Parcel II, Parcel III, or Parcel IV.

      Upon any transfer or conveyance, which transfer or conveyance would create a new Party, pursuant to the provisions hereof, then the powers, rights and interests herein conferred upon such new Party with respect to the parcel so conveyed, shall be deemed assigned, transferred or conveyed to such transferee or grantee, and the obligations herein conferred upon such new Party shall be deemed assumed by such transferee or grantee with respect to the parcel so acquired.

      (b)     Beneficial Users. All owners, lessees and occupants of land lying within the parcels and all customers and other business invitees of such owners, lessees and occupants shall be referred to as “Beneficial Users”.

      (c)     Common Ingress and Egress. The Common Ingress and Egress provided for hereunder shall be non-exclusive and only over the roadways crosshatched in red on Exhibit “B”, attached hereto and by this reference made a part hereof.

      III.     GRANT OF EASEMENTS.

           (a) Charleston declares the existence of and grants to all subsequent Parties, for their respective use, and for the use of all Beneficial Users in common with all others entitled to use the same (subject to the provisions of Paragraph VI and XV hereof) non-exclusive easements for Common Ingress and Egress of the three parcels for vehicular and pedestrian ingress to and egress from each such parcel over the driveways crosshatched in red on said Exhibit “B”, attached hereto.

      IV.     USE AND MAINTENANCE OF THE COMMON INGRESS AND EGRESS.

           (a) All Beneficial Users shall have the nonexclusive right to use the Common Ingress and Egress easements subject to any rules and regulations which may be adopted for the use thereof by all Parties hereto subject to the provisions of Paragraphs VI and XV, hereof. Such rules and regulations, if so adopted, shall apply equally and without discrimination to all Beneficial Users of all such parcels. If unauthorized use is being made of any of the Common Ingress and Egress, any Party may restrain or terminate such unauthorized use by appropriate proceedings.

           (b) The use of the Common Ingress and Egress shall be restricted to vehicular and pedestrian traffic and no solicitation of any kind shall be permitted.

           (c) Each Party shall operate and maintain, or cause to be operated and maintained, the improved Common Ingress and Egress on its respective parcel in good order, condition and repair. Without limiting the generality of the foregoing, each Party, in the maintenance of the developed Common Ingress and Egress on its parcel, shall observe the following standards:

                1.     Maintain the surface of the roadways and driveways smooth and evenly covered with the type of surfacing material as shall be in all respects of first-class quality, appearance and durability.

                2.     Maintain the landscaping and planting areas in the roadways and driveways in a first-class type manner.

                3.     Remove all papers, debris, filth and refuse and wash or thoroughly sweep.

                4.     Repaint striping, markers, and directional signs as necessary to maintain in first-class condition.

           (d)     Each Party shall indemnify and hold harmless each other Party from and against all claims and all costs, expenses and liability (including reasonable attorneys’ fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of the death of or any accident, injury, loss or damage whatsoever caused to any person or to the property of any person as shall occur in or about the Common Ingress and Egress for which each such Party is responsible for the maintenance. The indemnity herein provided for shall not extend to any negligent act or omission of any other Party or of the respective agents, servants, employees, licensees, or concessionaires of any thereof.

     V.     EXCUSE FOR NON-PERFORMANCE.

      A Party shall be excused from performing any obligation or undertaking provided in this Declaration, except any obligation to pay any sums of money under the applicable provisions hereof (except where otherwise herein provided), in the event and so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment facilities, materials, or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders or failure to act of governmental or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable respective control of such Party.

     VI.     DURATION

      Each easement, covenant, restriction, and undertaking of this Declaration shall terminate upon the earlier to occur of (a) September 20, 2053, or (b) the time when (i) no ground lease shall be in effect with respect to any such parcel and (ii) the owner of the fee interest in all parcels shall be the same party or (c) when the loans to First Interstate Bank affecting the properties set forth in Exhibit “A” have been paid off.

     VII.     ATTORNEYS’ FEES.

      In the event that at any time during the term of this Declaration any Party or Paries shall institute any action or proceeding against the other or others relating to the provisions of this Declaration or any default hereunder, the unsuccessful Party or Parties in such action or proceedings agree to reimburse the successful Party or Parties therein for the reasonable attorneys’ fees and disbursement incurred therein by the successful Party or Parties.

     VIII.     PAYMENT ON DEFAULT.

      If pursuant to this Declaration any Party is compelled or elects to pay any sum of money or do any act or acts which require the payment of money by reason of any other Party’s failure or inability to perform any of the terms and provisions in this Declaration to be performed by such other Party, the defaulting Party shall promptly, upon demand, reimburse the paying Party for such sums, and all such sums shall bear interest at the rate of the prime rate of interest quoted by the Wells Fargo Bank per annum from the date of expenditure until the date of such reimbursement. Any other sums payable by any Party to any other pursuant to the provisions of this Declaration that shall not be paid when due, shall bear interest at the rate of the prime rate of interest quoted by the Wells Fargo Bank per annum from the due date to the date of payment thereof. If such repayment shall not be made within ten (10) days after such demand is made, the Party having so paid shall have the right to deduct the amount thereof, together with interest as aforesaid, without liability or forfeiture, from any sums then due or thereafter becoming due from it to the defaulting Party hereunder.

      Any deduction made by any Party pursuant to the provisions hereinabove from any sums due or payable by it hereunder shall not constitute a default in the payment thereof unless such Party fails to pay the amount of such deduction to the Party to whom the sum is owing within thirty (30) days after final adjudication that such amount is owning. The option given in this section is for the sole protection of the Party so paying and its existence shall not release the defaulting Party from the obligation to perform the term, provisions, covenants, and conditions herein provided to be performed thereby or deprive the Party so paying of any legal rights which it may have by reason of any such default.

   IX.     SEVERABILITY.

      If any term, provision, or condition contained in this Declaration shall, to any extent, be invalid or unenforceable, the remainder of this Declaration (or the application of such term, provision, or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each term, provision, and condition of this Declaration shall be valid and enforceable to the fullest extent permitted by law.

     X.     GOVERNING LAWS.

      This Declaration shall be construed in accordance with the laws of the State of California.

     XI.     CAPTIONS.

      The captions of the sections of this Declaration are for convenience only and shall not be considered nor referred to in resolving questions of interpretation or construction.

     XII.     TIME OF ESSENCE.

      Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Declaration.

     XIII.     NOT A PUBLIC DEDICATION.

      Nothing herein contained shall be deemed to be a gift or dedication of any portion of any parcel to the general public or for the general public or for any public purpose whatsoever, it being intended that this Declaration shall be strictly limited to and for the time period and the purposes herein expressed.

     XIV.     BREACH SHALL NOT PERMIT TERMINATION.

      Except as expressly provided herein, no breach of this Declaration shall entitle any Party to cancel or rescind or otherwise terminate this Declaration, but such limitation shall not affect in any manner any other right or remedies which a Party may have hereunder by reason of any breach of this Declaration.

     XV.     MODIFICATION PROVISIONS.

      Notwithstanding anything herein to the contrary, this Declaration may be modified in any respect whatsoever or rescinded in whole or in part, by written instrument duly executed and acknowledged by all of the Parties.

     XVI.     NOTICES.

      Any notice, demand, request, consent, approval, designation or other communication with any Party is required or desires to give or make or communicate to any other Party shall be in writing and shall be given or made or communicated by United States registered or certified mail, addressed in the case of Charleston to:

Charleston Properties
755 Page Mill Road, Suite A-200
Palo Alto, California 94304

subject to the right of any Party to designate a new address by notice similarly given. Any notice, demand, request, consent, approval, designation, or other communication so sent shall be deemed to have been given, made, or communicated, as the case may be, on the date the same was deposited in the United States mail as registered or certified matter, with postage thereon fully paid.

      IN WITNESS WHEREOF, Charleston has executed this instrument.

CHARLESTON PROPERTIES
a California General Partnership

By	/s/ (SIG ILLEGIBLE)

By	/s/ (SIG ILLEGIBLE)

ORIGINAL
8702954
J615 PAGE 1535
FILED FOR RECORD AT REQUEST OF
Charleston Properties

FEB 27 3:15 PM ’86

OFFICIAL RECORDS

SANTA CLARA COUNTY
LAURIE KANE
RECORDER

Recording requested by and

upon recording, return to:
Charleston Properties
755 Page Mill Road, Suite A200
Palo Alto, CA 94304

REC FEE	8
RMF	6
MICRO	1
LIEN NOT
SMPF
POGR

DECLARATION ESTABLISHING RESTRICTIVE COVENANT

      THIS DECLARATION is made on the date hereafter set forth by Juana Salado, as Trustee of the Salado Living Trust dated June 7, 1976, Manuel A. Salado, Jr., Clarence A. Salado, Walter A. Salado, Richard M. Salado, and Harold A. Salado, each jointly hereinafter referred to as “Declarants”.

      WHEREAS, the Declarants are the owners of that certain real property located in the City of Mountain View, County of Santa Clara, State of California, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, (the Property); and

      WHEREAS, by Application Number 184-85-PM, Charleston Properties, Ground Lessee of Declarants, has applied to the City of Mountain View (the City) for approval of a parcel map dividing the Property into three resulting parcels (Parcel 1, Parcel 2, and Parcel 3), a copy of the parcel map is attached hereto as Exhibit B; and

      WHEREAS, the City of Mountain View has conditionally approved said application for parcel map; and

      WHEREAS, a condition of said approval requires that Declarants record a Deed Restriction acceptable to the City which may not be modified without the City’s consent and to which the City agrees to be bound as set forth below, declaring that the combined total area of the Property shall be used to determine the allowable combined square footage ratio for all buildings to be constructed on Parcels 1, 2, and 3; and

      WHEREAS, it is the express purpose of Declarants to satisfy said condition, by the execution, acknowledgement, and recordation of this Declaration creating the restrictive covenant referred to herein, which said act Declarants would not do, but for the requirement of the City to be bound by the terms of the restrictive covenant;

      NOW, THEREFORE, Declarants hereby declare that they have established and do hereby establish and adopt the restrictive covenant contained herein upon the Property and the Property and each portion thereof shall be held, used, leased, encumbered, sold, and conveyed, subject to this Declaration and the restrictive covenant contained herein. This Declaration shall run with the Property and shall be binding upon all parties having or acquiring any right, title, or interest in the Property or any portion thereof and their respective successors-in-interest, as follows:

      1.     Restrictive Covenant. As a result of the subdivision resulting from the recording of the parcel map which configures the three resulting lots as set forth on Exhibit B, the combined total area of Parcels 1, 2, and 3 of 20.432 acres shall be used to determine the allowable combined square footage ratio for all buildings built on the Property. Based on a floor area ratio of 13,000 square feet of floor area per acre, the combined total floor area on these parcels shall not exceed 265,616 square feet. In the event any building located on the Property is partially or totally destroyed, the buildings may be rebuilt, up to the square footages set forth above. If, in the future, a greater density of square footage is allowed to built on the Property, the owners of the Property shall be entitled to build additional square footage of buildings on each Parcel in accordance with the ratios established.

      2.     Covenant Shall Run With the Land. The restrictive covenant contained in paragraph 1 shall be binding upon the owners of the Property and their successors and assigns, mortgagees, lessees, invitees, and all other person acquiring the Property, or any portion thereof, or any interest therein, whether by operation of law or in any other manner whatsoever. Said restrictive covenant shall be a covenant running with the land pursuant to applicable law of the State of California.

      3.     Mortgagee Protection. No breach or violation of the restrictive covenant contained herein shall defeat, render invalid, diminish, or impair the lien of any mortgage or deed of trust made in good faith and for value encumbering the Property or any portion thereof, but said restrictive covenant shall be binding upon and effective against each owner of the Property, or any portion thereof, whose title thereof is acquired by foreclosure, trustee sale, or otherwise.

      4.     Amendment and Termination. This Declaration shall be effective as of the date of recordation hereof in the Office of the Santa Clara County Recorder, and shall continue in effect thereafter for an indefinite period. This Declaration may be amended in whole or in part or terminated only by a written instrument executed by Declarants, or by any successor-in-interest declarant, and an authorized representative of the City of Mountain View, provided such instrument is thereafter recorded in the Office of Santa Clara County Recorder. Nothing herein shall be deemed to require the approval or consent of any other owner or occupant of any other parcel or real property located in the City of Mountain View, for the amendment, in whole or in part, or for the termination of this Declaration.

      5.     Notices. Any notice required or permitted to be sent to any person under the provisions of this Declaration shall be in writing and shall be deemed to have been properly sent when delivered personally or mailed, postage prepaid, if to the Declarants, or to the City of Mountain View, to the last known address of any such person at the time of such mailing. In the event that the Property is owned at any time by more than one person, as co-owners, any such notice may be delivered or sent to any one of the co-owners on behalf of all co-owners of the Property.

      IN WITNESS WHEREOF, the undersigned Declarants have signed this Declaration on JAN 24, 1986.

Juana Salado, as Trustee of the Salado Living Trust dated June 7, 1976

/s/ JUANA SALADO			Walter A. Salado /s/ WALTER A. SALADO Walter A. Salado

/s/ MANUEL A. SALADO, JR. Manuel A. Salado, Jr.			/s/ RICHARD M. SALADO Richard M. Salado

by:	/s/ WALTER A. SALADO Walter A. Salado Attorney-in-Fact	by:	/s/ WALTER A. SALADO Walter A. Salado Attorney-in-Fact

/s/ CLARENCE A. SALADO Clarence A. Salado			/s/ HAROLD A. SALADO Harold A. Salado

by:	/s/ WALTER A. SALADO Walter A. Salado Attorney-in-Fact	by:	/s/ WALTER A. SALADO Walter A. Salado Attorney-in-Fact

RECORDING REQUESTED BY:	7006502

Title Insurance & Trust Co. SJ-428434	RECORDED AT THE REQUEST OF
When Recorded Return To:	TITLE INSURANCE and TRUST CO.

City Attorney	MAR 17 1981 8:01 AM
540 Castro Street
City of Mountain View	GEORGE A. MANN, Recorder
Mountain View, CA 94041	Santa Clara County, Official Records

COVENANT RUNNING WITH THE LAND

Owner and Lessee have prepared a four-lot subdivision generally described as shown on Exhibit A attached hereto and incorporated herein by reference and hereinafter referred to as the “Salado Subdivision.” Owner and Lessee covenant and acknowledge that the Salado Subdivision shall and must be undertaken in conformance with the City of Mountain View North Bayshore Area Plan and the Charleston-Rengstorff Precise Plan. No development may take place on the northerly 9.7± acres unless it is limited to open space/commercial uses all as specified in the City of Mountain View C10 District. This 9.7± acre parcel is specifically described in Exhibit B attached hereto and incorporated herein by reference. It is acknowledged that full development of the Salado Subdivision may take place on that portion remaining after the deletion of the property shown on Exhibit B, and that development on this entire property may be a maximum of 428,020 square feet of industrial R & D and/or office floor area.

This covenant acknowledges the above-referenced development restrictions and independently covenants to abide by them. This covenant shall run with the land and remain binding on all future owners or holders of interest in this property unless a change is agreed to by the owners and the City of Mountain View in accordance with revised plans adopted by the City of Mountain View for this area. This covenant shall also be considered a condition appurtenant to the land and shall be recorded.

Dated:	March 13, 1981	OWNER:

/s/ Juana Salado

Juana Salado, Trustee

LESSEE: CHARLESTON PROPERTIES, a General Partnership

		By:	/s/ Boyd C. Smith Boyd C. Smith Managing Partner

80022
3/12/81
RBP

      F 964 PAGE 168

EXHIBIT A

DESCRIPTION

SALADO PROPERTY

All that certain real property situate in the City of Mountain View, County of Santa Clara, State of California and being more particularly describe as follows:

Parcel “A”

BEGINNING at the intersection of the Southerly line of that certain strip of land, 30.00 feet in width, condemned for public purposes by Final Decree of Condemnation, a certified copy of which was recorded in Book 9515 of Official Records at Page 727, Santa Clara County Records with the generally Westerly line of that certain parcel of land described in the Deed to the City of Mountain View, recorded January 30, 1969 in Book 8419 of Official Records at page 105, Santa Clara County Records; thence leaving said POINT OF BEGINNING along said general Westerly line South 3° 30’ 56” West 1066.34 feet; thence along a tangent curve to the left with a radius of 1450.00 feet through a central angle of 22° 03’ 26” for an arc length of 558.21 feet; thence leaving said general Westerly line from a tangent bearing of North 41° 24’ 30” West along a curve to the left with a radius of 635.00 feet through a central angle of 60° 35’ 30” for an arc length of 671.53 feet; thence South 78° 00’ 00” West 10.72 feet to a point on the Westerly line of that certain 100 acre parcel of land described in the Deed from O.B. Scarpa, the duly appointed, qualified and acting administrator of the Estate of Michael J. Scarpa, also known as M.J. Scarpa, dec’d to Manuel A. Salado, recorded March 7, 1944 in Book 1186 of Official Records at Page 289, Santa Clara County Records; thence along last described Westerly line North 6° 00’ 00” East 1471.62 feet to the Southwesterly corner of the hereinabove described 30.00 foot strip of land; thence leaving said Westerly line along the Southerly line of said 30.00 foot strip of land South 84° 00’ 00” East 460.31 feet to the POINT OF BEGINNING.

      Containing 16.796 acres of land more or less.

Parcel “B”

BEGINNING at a point on the Easterly line of that certain parcel of land described in the Deed from Manuel A. Salado, et ux, to William McGregor, et ux, recorded March 8, 1955 in Book 3108 of Official Records at Page 130, Santa Clara County Records distant thereon North 6° 00’ 00” East 5.05 feet from the intersection thereof with the Northerly line of Bayshore Highway, as said line was established by Deed from M.J. Scarpa, et ux, to the State of California, recorded January 11, 1933 in Book  632 of Official Records at Page 563, Santa Clara County Records; thence leaving said POINT OF BEGINNING along said Easterly line of the parcel conveyed to McGregor North 6° 00’ 00” East 629.07 feet to the Northeasterly corner thereof; thence along the Northeasterly line of said parcel North 47° 43’ 00” West 330.00 feet to the intersection thereof with the Westerly line of the hereinabove described 100 acre parcel of land; thence along said

Westerly line North 6° 00’ 00” East 264.66 feet; thence leaving said Westerly line North 78° 00’ 00” East 33.46 feet; thence along a tangent curve to the right with a radius of 565.00 feet through a central angle of 76° 32’ 42” for an arc length of 754.82 feet to a point of reverse curvature; thence from a tangent bearing of South 25° 27’ 18” East along a curve to the left with a radius of 1485.00 feet through a central angle of 29° 19’ 25” for an arc length of 760.01 feet to a point of reverse curvature; thence from a tangent bearing of South 54° 46’ 43” East along a curve to the right with a radius of 30.00 feet through a central angle of 28° 08’ 48” for an arc length of 14.74 feet to a point on the Westerly line of that certain parcel of land described as Parcel 1 in the Deed to Pacific Gas & Electric Company, a California Corporation, recorded April 5, 1955 in Book 3134 of Official Records at Page 399, Santa Clara County Records; thence along last described Westerly line South 4° 12’ 34” West 30.90 feet; thence leaving said Westerly line from a tangent bearing of South 31° 06’ 26” West along a curve to the left with a radius of 330.00 feet through a central angle of 26° 53’ 52” for an arc length of 154.92 feet; thence South 4° 12’ 34” West 502.22 feet; thence along a tangent curve to the right with a radius of 170.00 feet through a central angle of 125° 54’ 33” for an arc length of 373.58 feet; thence North 49° 52’ 53” West 245.64 feet; thence along a tangent curve to the right with a radius of 2968.16 feet through a central angle of 2° 15’ 46” for an arc length of 117.22 feet; thence North 47° 37’ 07” West 213.52 feet; thence along a tangent curve to the right with a radius of 7910.44 feet through a central angle of 2° 02’ 39.6” for an arc length of 282.25 feet to the POINT OF BEGINNING.

Containing 26.380 acres of land more or less.

Prepared March 12, 1981 by

MARK THOMAS & CO. INC.

/s/ Harry F. Aumack, Jr.
Harry F. Aumack, Jr. RCE 8533

EXHIBIT A

EXHIBIT B

DESCRIPTION

Undeveloped Parcel (Lands of Salado)

All that certain real property situate in the City of Mountain View, County of Santa Clara, State of California and being more particularly described as follows:

BEGINNING at the intersection of the Southerly line of that certain strip of land, 30.00 feet in width, condemned for public purposes by Final Decree of Condemnation, a certified copy of which was recorded in Book 9515 of Official Records at Page 727, Santa Clara County Records with the general Westerly line of that certain Parcel of land described in the Deed to the City of Mountain View, recorded January 30, 1969 in Book 8419 of Official Records at Page 105, Santa Clara County Records; thence leaving said POINT OF BEGINNING along said general Westerly line South 3° 30’ 56” West 933.29 feet; thence leaving said general Westerly line North 72° 31’ 25” West 510.98 feet to a point on the Westerly line of that certain 100 acre parcel of land described in the Deed from O.B. Scarpa, the duly appointed, qualified and acting administrator of the Estate of Michael J. Scarpa, also known as M. J. Scarpa, dec’d to Manuel A. Salado, recorded March 7, 1944 in Book 1186 of Official Records at Page 289, Santa Clara County Records; thence along last described Westerly line North 6° 00’ 00” East 830.75 feet to the Southwesterly corner of the hereinabove described 30.00 foot strip of land; thence leaving said Westerly line along the Southerly line of said 30.00 foot strip of land South 84° 00’ 00” East 460.30 feet to the POINT OF BEGINNING.

Containing 9.702 acres of land more or less.

Prepared March 12, 1981 by

MARK THOMAS & CO. INC.

/s/ HARRY F. AUMACK, JR.

Harry F. Aumack, Jr. RCE 8533

Exhibit D

Depiction of Building F-2593 Cost Expansion Building

[Hatch Marked]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

EXHIBIT D

Exhibit E

Depiction of Building A-2600 Casey

[Hatch Marked]

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

EXHIBIT E

Exhibit F

Rules and Regulations

Charleston Intuit Lease
Phase 2-Buildings A-F
August 4, 2003-Final

RULES AND REGULATIONS OF THE BUILDING

1

      No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

      All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant.

      Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

2

      Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form.

3

4

      The sidewalks, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from its Premises. The passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgement of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Tenant, employees or invitees of Tenant shall not go upon the roof of the Premises.

5

      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees shall have caused it.

6

      Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

7

      Landlord shall have the right to prescribe the weight, size and portion of all safes and other heavy equipment brought into the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8

9

      Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds with the exception of Dog Guides for the blind, be brought in or kept about the Premises.

10

      Except for designated cafeteria areas or as permitted in a Lease, no cooking (except microwave cooking and coffee/tea brewing) shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

11

EXHIBIT F

12

      Tenant upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which Tenant shall have had made.

13

      Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus within the Premises are entirely shut off before Tenant or Tenant’s employees leave the Premises.

14

      Landlord reserves the right to exclude or expel from the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Premises.

15

16

17

      Tenant shall not disturb, solicit, or canvass any occupant of the Premises and shall cooperate to prevent same.

18

      Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

Landlord’s initials	Tenant’s initials

[initial stamp]